                                                                     Exhibit 4.1

                               GLOBIX CORPORATION,

                                   AS ISSUER,

                     THE SUBSIDIARY GUARANTORS NAMED HEREIN,

                                       AND

                                 HSBC BANK USA,

                                   AS TRUSTEE

                                    INDENTURE

                           DATED AS OF APRIL 23, 2002

                        11% SENIOR SECURED NOTES DUE 2008

                                TABLE OF CONTENTS

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                                                                                                    ----

                                   ARTICLE ONE
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101 Definitions................................................................................1
Section 102 Compliance Certificates and Opinions......................................................19
Section 103 Form of Documents Delivered to Trustee....................................................20
Section 104 Acts of Holders; Record Date..............................................................20
Section 105 Notices, Etc., to Trustee and Issuer......................................................22
Section 106 Notice to Holders; Waiver.................................................................22
Section 107 Conflict with Trust Indenture Act.........................................................23
Section 108 Effect of Headings and Table of Contents..................................................23
Section 109 Successors and Assigns....................................................................23
Section 110 Separability Clause.......................................................................23
Section 111 Benefits of Indenture.....................................................................23
Section 112 Governing Law.............................................................................23
Section 113 Legal Holidays............................................................................23
Section 114 No Recourse Against Others................................................................23
Section 115 Duplicate Originals.......................................................................24

                                   ARTICLE TWO
                                 SECURITY FORMS

Section 201 Forms Generally...........................................................................24
Section 202 Form of Free Security.....................................................................24
Section 203 Form of Reverse of Security...............................................................27
Section 204 Form of Trustee's Certificate of Authentication...........................................31
Section 205 Form of Notation of Subsidiary Guarantee..................................................31

                                  ARTICLE THREE
                                 THE SECURITIES

Section 301 Title and Terms...........................................................................33
Section 302 Denominations.............................................................................34
Section 303 Execution, Authentication, Delivery and Dating............................................34
Section 304 Temporary Securities......................................................................34
Section 305 Global Securities.........................................................................35
Section 306 Registration, Registration of Transfer and Exchange Generally.............................36
Section 307 Mutilated, Destroyed, Lost and Stolen Securities..........................................37
Section 308 Payment of Interest; Interest Rights; Preserved...........................................38
Section 309 Persons Deemed Owners.....................................................................39
Section 310 Cancellation..............................................................................39
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                                        i

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
Section 311 CUSIP Numbers.............................................................................39
Section 312 Computation of Interest...................................................................39
Section 313 Additional Securities.....................................................................39

                                  ARTICLE FOUR
                           SATISFACTION AND DISCHARGE

Section 401 Satisfaction and Discharge of Indenture...................................................40
Section 402 Application of Trust Money................................................................41
Section 403 Repayment of the Issuer...................................................................41
Section 404 Reinstatement.............................................................................41

                                  ARTICLE FIVE
                                    REMEDIES

Section 501 Events of Default.........................................................................41
Section 502 Acceleration of Maturity; Rescission and Annulment........................................44
Section 503 Collection of Indebtedness and Suits for Enforcement by Trustee...........................44
Section 504 Trustee May File Proofs of Claim..........................................................45
Section 505 Trustee May Enforce Claims Without Possession of Securities...............................46
Section 506 Application of Money Collected............................................................46
Section 507 Limitation on Suits.......................................................................46
Section 508 Unconditional Right of Holders to Receive Principal, Premium and Interest.................47
Section 509 Restoration of Rights and Remedies........................................................47
Section 510 Rights and Remedies Cumulative............................................................47
Section 511 Delay or Omission Not Waiver..............................................................47
Section 512 Control by Holders........................................................................48
Section 513 Waiver of Past Defaults...................................................................48
Section 514 Undertaking for Costs.....................................................................48
Section 515 Waiver of Usury, Stay or Extension Laws...................................................48

                                   ARTICLE SIX
                                   THE TRUSTEE

Section 601 Certain Duties and Responsibilities.......................................................49
Section 602 Notice of Defaults........................................................................50
Section 603 Certain Rights of Trustee.................................................................50
Section 604 Not Responsible for Recitals or Issuance of Securities....................................51
Section 605 May Hold Securities.......................................................................51
Section 606 Money Held in Trust.......................................................................51
Section 607 Compensation and Reimbursement............................................................51
Section 608 Disqualification; Conflicting Interests...................................................52
Section 609 Corporate Trustee Required; Eligibility...................................................52
Section 610 Resignation and Removal; Appointment of Successor.........................................52
Section 611 Acceptance of Appointment by Successor....................................................53
Section 612 Merger, Conversion, Consolidation or Succession to Business...............................54
Section 613 Preferential Collection of Claims Against Issuer..........................................54
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                                       ii

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
Section 614 Appointment of Authenticating Agent.......................................................54

                                  ARTICLE SEVEN
                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND ISSUER

Section 701 Issuer to Furnish Trustee Names and Addresses of Holders..................................55
Section 702 Preservation of Information; Communications to Holders....................................55
Section 703 Reports by Trustee........................................................................56
Section 704 Reports by the Issuer.....................................................................56

                                  ARTICLE EIGHT
              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 801 Issuer May Consolidate, Etc...............................................................56
Section 802 Successor Substituted.....................................................................57
Section 803 When a Subsidiary Guarantor May Merge or Transfer Assets..................................57

                                  ARTICLE NINE
                             SUPPLEMENTAL INDENTURES

Section 901 Supplemental Indentures Without Consent of Holders........................................58
Section 902 Supplemental Indentures with Consent of Holders...........................................59
Section 903 Execution of Supplemental Indentures......................................................60
Section 904 Effect of Supplemental Indentures.........................................................60
Section 905 Conformity with Trust Indenture Act.......................................................60
Section 906 Revocation and Effect of Consents.........................................................60
Section 907 Reference in Securities to Supplemental Indentures........................................61
Section 908 Payment for Consent.......................................................................61

                                   ARTICLE TEN
                                    COVENANTS

Section 1001 Payment of Principal, Premium and Interest...............................................61
Section 1002 Maintenance of Office or Agency..........................................................61
Section 1003 Money for Security Payments to Be Held in Trust..........................................61
Section 1004 Existence................................................................................62
Section 1005 Maintenance of Properties................................................................63
Section 1006 Payment of Taxes and Other Claims........................................................63
Section 1007 Maintenance of Insurance.................................................................63
Section 1008 Limitation on Debt.......................................................................63
Section 1009 Limitation on Sale-Leaseback Transactions................................................65
Section 1010 Limitation on Guarantees of Debt of the Issuer or a Subsidiary Guarantor
                 by Foreign Restricted Subsidiaries...................................................65
Section 1011 Limitation on Restricted Payments........................................................66
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                                       iii

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
Section 1012 Limitation on Dividend and Other Payment Restrictions Affecting Restricted
                 Subsidiaries.........................................................................69
Section 1013 Limitation on Liens......................................................................70
Section 1014 Limitation on Issuance of Capital Stock of Restricted Subsidiaries.......................71
Section 1015 Asset Sales..............................................................................71
Section 1016 Change of Control........................................................................72
Section 1017 Transactions with Affiliates and Related Persons.........................................73
Section 1018 Unrestricted Subsidiaries................................................................74
Section 1019 Provision of Financial Information.......................................................74
Section 1020 Statement by Officers as to Default; Compliance Certificates.............................75
Section 1021 Waiver of Certain Covenants..............................................................75
Section 1022 Perfection of Security Interests.........................................................75
Section 1023 Consummation of Plan of Reorganization...................................................76
Section 1024 Future Subsidiary Guarantors.............................................................76

                                 ARTICLE ELEVEN
                            REDEMPTION OF SECURITIES

Section 1101 Right of Redemption......................................................................76
Section 1102 Applicability of Article.................................................................76
Section 1103 Election to Redeem; Notice to Trustee....................................................76
Section 1104 Selection by Trustee of Securities to Be Redeemed........................................76
Section 1105 Notice of Redemption.....................................................................77
Section 1106 Deposit of Redemption Price..............................................................77
Section 1107 Securities Payable on Redemption Date....................................................77
Section 1108 Securities Redeemed in Part..............................................................78

                                 ARTICLE TWELVE
                       DEFEASANCE AND COVENANT DEFEASANCE

Section 1201 Issuer's Option to Effect Defeasance or Covenant Defeasance..............................78
Section 1202 Defeasance and Discharge.................................................................78
Section 1203 Covenant Defeasance......................................................................78
Section 1204 Conditions to Defeasance or Covenant Defeasance..........................................79
Section 1205 Deposited Money and U.S. Government Obligations to Be Held in Trust; Other
                 Miscellaneous Provisions.............................................................80
Section 1206 Reinstatement............................................................................81

                                ARTICLE THIRTEEN
                              SECURITY ARRANGEMENTS

Section 1301 Collateral and Security Documents........................................................81

                                       iv

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
Section 1302 Release of Collateral....................................................................82
Section 1303 Opinions as to Recording.................................................................83
Section 1304 Further Assurances and Security..........................................................83
Section 1305 Authorization of Actions to be Taken by Collateral Agent Under the
                 Security Documents...................................................................83
Section 1306 Authorization of Receipt of Funds by the Trustee Under the Security
                 Documents............................................................................84
Section 1307 Covenants of Collateral Agent with Respect to Permitted Senior Secured
                 Debt.................................................................................84

                                   ARTICLE FOURTEEN
                                SUBSIDIARY GUARANTEES

Section 1401 Subsidiary Guarantees....................................................................84
Section 1402 Limitation on Liability..................................................................88
Section 1403 Successors and Assigns...................................................................88
Section 1404 No Waiver................................................................................88
Section 1405 Modification.............................................................................89
Section 1406 Execution of Supplemental Indenture for Future Subsidiary Guarantors.....................89
Section 1407 Execution and Delivery of Subsidiary Guarantees..........................................89
Section 1408 Release of Subsidiary Guarantor..........................................................89

                                   ARTICLE FIFTEEN
                        SUBORDINATION OF SUBSIDIARY GUARANTEES

Section 1501 Agreement to Subordinate.................................................................90
Section 1502 Liquidation, Dissolution, Bankruptcy.....................................................90
Section 1503 Default on Designated Senior Debt of Subsidiary Guarantor................................90
Section 1504 Demand for Payment.......................................................................91
Section 1505 When Distribution Must Be Paid Over......................................................91
Section 1506 Subrogation..............................................................................91
Section 1507 Relative Rights..........................................................................91
Section 1508 Subordination May Not Be Impaired by Subsidiary Guarantor................................91
Section 1509 Rights of Trustee and Paying Agent.......................................................92
Section 1510 Distribution or Notice to Representative.................................................92
Section 1511 Article Fifteen Not To Prevent Events of Default Under a Subsidiary
                 Guaranty or Limit Right To Demand Payment............................................92
Section 1512 Trustee Entitled To Rely.................................................................92
Section 1513 Trustee To Effectuate Subordination......................................................93
Section 1514 Trustee Not Fiduciary for Holders of Designated Senior Debt of Subsidiary
                 Guarantor............................................................................93
Section 1515 Reliance by Holders of Designated Senior Debt on Subordination Provisions................93

                               Globix Corporation

                         Reconciliation and tie between Trust Indenture Act

                         of 1939 and Indenture, dated as of February 8, 2000

Trust Indenture Act Section                                   Indenture Section

310(a)(1)...................................................................609
   (a)(2)...................................................................609
   (a)(3)........................................................Not Applicable
   (a)(4)........................................................Not Applicable
   (b)......................................................................608
   .........................................................................610
311(a)......................................................................613
   (b)......................................................................613
312(a)......................................................................701
702(b)......................................................................702
   (c)......................................................................702
   (b)......................................................................703
   (c)......................................................................703
313(a)......................................................................703
   (b)......................................................................703
314(a)......................................................................704
   (a)(4)..................................................................1020
   (b)...........................................................Not Applicable
   (c)(1)...................................................................102
   (c)(2)...................................................................102
   (c)(3)........................................................Not Applicable
   (d)...........................................................Not Applicable
   (e)......................................................................102
315(a)......................................................................601
   (b)......................................................................602
   (c)......................................................................601
   (d)......................................................................601
   (d)(1)...................................................................601
   (e)......................................................................514
316(a)......................................................................512
   (a)(1)(A)................................................................512
   (a)(1)(B)................................................................513
   (a)(2)........................................................Not Applicable
   (b)......................................................................508
317(a)(1)...................................................................503
   (a)(2)...................................................................504
   (b).....................................................................1003
318(a)......................................................................107

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

     INDENTURE, dated as of April 23, 2002, between Globix Corporation, a corporation duly organized and existing under the laws of the State of Delaware, having its principal executive offices at 139 Centre Street, New York, New York 10013 (the "Issuer"), the Subsidiary Guarantors set forth on the signature pages hereto, and HSBC Bank USA, as Trustee (herein called the "Trustee") having its corporate trust office at 452 Fifth Avenue, New York, New York 10018.

                             RECITALS OF THE ISSUER

     A The Issuer and certain of its subsidiaries filed for reorganization under chapter 11 of title 11 of the United Stated Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"); and

     B By order, dated April 8, 2002, the Bankruptcy Court has confirmed the Issuer's plan of reorganization (the "Plan") in accordance with section 1129 of the Bankruptcy Code and such Plan has become effective as of April 23, 2002; and

     C As part of the Plan, the Issuer has agreed, inter alia, to issue $120.0
                                                   ----- ----
million principal amount of 11% Senior Secured Notes due 2008 (the "Securities") to holders of the Issuer's outstanding 12.50% Senior Notes due 2010 (the "Old Notes") in exchange for all of the Issuer's outstanding Old Notes and obligations thereunder.

     All things necessary to make the Securities, when executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, the valid obligations of the Issuer, and to make this Indenture a valid agreement of the Issuer, in accordance with their and its terms, have been done.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders (as defined herein) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     Section 101 Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (whether or not such is indicated herein), and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States as consistently applied by the Issuer at the Closing Date;

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          (4)  unless otherwise specifically set forth herein, all calculations or determinations of a Person shall be performed or made on a consolidated basis in accordance with generally accepted accounting principles but shall not include the accounts of Unrestricted Subsidiaries, except to the extent of dividends and distributions actually paid to the Issuer or a Restricted Subsidiary;

          (5) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (6) unless the context otherwise requires, any reference to a "Clause," an "Article" or a "Section", or to an "Annex" or a "Schedule", refers to a Clause, an Article or Section of, or to an Annex or a Schedule attached to, this Indenture, as the case may be;

          (7) unless the context otherwise requires, any reference to a statute, rule or regulation refers to the same (including any successor statute, rule or regulation thereto) as it may be amended from time to time;

          (8)  provisions apply to successive events and transactions;

          (9) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

          (10) when used with respect to the Securities, the term "principal amount" shall mean the principal amount thereof at Maturity; and

          (11) unless otherwise expressly provided herein, the principal amount of any preferred stock shall be greater of (i) the maximum liquidation value of such preferred stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such preferred stock.

     Certain terms, used principally in Article Six, are defined in that Article.

     "Acquisition Debt" means Debt of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition, and not incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition.

     "Additional Securities" has the meaning specified in Section 301.

     "Adjusted Net Assets" of a Subsidiary Guarantor at any date means the amount by which the fair value of the assets and property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its Subsidiary Guarantee, of such Subsidiary Guarantor at such date.

     "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agent Member" means any member of, or participant in, the Depositary.

     "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary, Euroclear or Clearstream for such Security in each case to the extent applicable to such transaction and as in effect at the time of such transfer or transaction.

     "Asset Acquisition" means an acquisition by the Issuer or any of its Restricted Subsidiaries of the property and assets of any Person other than the Issuer or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are to be used in the Internet Service Business.

     "Asset Sale" by any Person means any transfer, conveyance, sale, lease, license or other disposition by such Person or any of its Restricted Subsidiaries (including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary) (collectively a "transfer") of (I) shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Restricted Subsidiary of such Person,
(II) all or substantially all of the assets of, or any division or line of business of, such Person or any of its Restricted Subsidiaries, or (III) any other property, assets or rights (including intellectual property rights) of such Person or any of its Restricted Subsidiaries outside of the ordinary course of business; provided that "Asset Sale" shall not include (A) any transfer of all or substantially all of the assets of the Issuer in a transaction that is made in compliance with the requirements of provisions of Article Eight of this Indenture, (B) any transfer by the Issuer to any Wholly Owned Restricted Subsidiary of the Issuer or by any Wholly Owned Restricted Subsidiary of the Issuer to any other Wholly Owned Restricted Subsidiary of the issuer or to the Issuer in a manner that does not otherwise violate the terms of this Indenture,
(C) transfers made in compliance with the requirements of Section 1011, (D) transfers constituting the granting of a Permitted Lien, (E) exchanges of equipment used in the Internet Service Business for other equipment to be used in the Internet Service Business; provided any such exchange for equipment with a fair market value in excess of $2.0 million must be approved by the Issuer's Board of Directors, and (F) transfers of assets, property or other rights (including intellectual property rights) with a fair market value at the date of transfer of less than $2.0 million.

     "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment, by (ii) the sum of all such principal payments.

     "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities.

     "Board of Directors" means either the board of directors of the Issuer or any duly authorized committee of that board.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York, New York are authorized or obligated by law or executive order to close.

     "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP. The principal amount of such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

     "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person.

     "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of six months or less from the date of acquisition, (ii) certificates of deposit with maturities of not more than six months from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above entered into with any financial institution meeting the qualifications specified in clause (ii) above,
(iv) municipal securities having the highest rating obtainable from Moody's Investors Service, Inc. (or any successor thereto) or Standard & Poor's Ratings Group (or any successor thereto) and in each case maturing within 60 days or less after the date of acquisition, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. (or any successor thereto) or Standard & Poor's Ratings Group (or any successor thereto) and in each case maturing within six months after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (v) of this definition.

     "Change of Control" means the occurrence of one or more of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Permitted Holder or Permitted Group, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Issuer; (ii) during any period of two consecutive years commencing with the Closing Date, individuals who at the beginning of such period constituted the Board of Directors of the Issuer (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Issuer was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such Board of Directors then in office; (iii) the Issuer consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Issuer, in any such event, pursuant to a transaction in which the outstanding Voting Stock of the Issuer is changed into or exchanged for cash, securities or other property, except (x) to the extent necessary to reflect a change in the jurisdiction of incorporation of the Issuer or (y) where no "person" or "group"(as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) owns, other than a Permitted Holder or a Permitted Group, immediately after such transaction, directly or indirectly, more than 50% of the total outstanding Voting Stock of the surviving corporation; or (iv) the Issuer is liquidated or dissolved or adopts a plan of liquidation or dissolution.

     "Clearstream" means Clearstream Banking, societe anonyme.

     "Closing Date" means the date on which the Issuer first makes distributions to holders of Allowed Claims (as defined in the Plan) as provided in Article V of the Plan.

     "Collateral" means the collective reference to all assets, whether now owned or hereafter acquired, upon which a Lien is created or granted from time to time pursuant to any Security Document.

     "Collateral Agent" means the Trustee, in its capacity as collateral agent under the Collateral Agency Agreement, until a successor collateral agent shall have become such pursuant to the Security Documents, and thereafter "Collateral Agent" shall mean such successor collateral agent.

     "Commission" or "SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Consolidated Debt to EBITDA Ratio" means the ratio of (a) the total consolidated Debt as of the date of calculation (the "Determination Date") to
(b) four times (or if not based on a fiscal quarter, annualized as determined in good faith by the Board of Directors) the Consolidated EBITDA for the latest fiscal quarter completed after the Closing Date (and if no such fiscal quarter shall have been completed, the most recently available financial information as determined in good faith by the Board of Directors) for which financial information is available immediately preceding such Determination Date (the "Measurement Period"). For purposes of calculating Consolidated EBITDA for the Measurement Period immediately prior to the relevant Determination Date, (i) any Person that is a Restricted Subsidiary on the Determination Date (or would become a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated EBITDA) will be deemed to have been a Restricted Subsidiary at all times during such Measurement Period, (ii) any Person that is not a Restricted Subsidiary on such Determination Date (or would cease to be a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated EBITDA) will be deemed not to have been a Restricted Subsidiary at any time during such Measurement Period, and (iii) if the Issuer or any Restricted Subsidiary shall have in any manner (x) acquired (through an acquisition or the commencement of activities constituting such operating business) or (y) disposed of (by an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such period and on or prior to such Determination Date, such calculation will be made on a pro forma basis in accordance with GAAP as if all such transactions had been consummated prior to the first day of such Measurement Period, including, if such Measurement Period includes any portion of the fiscal quarter during which the Closing Date occurs or the four fiscal quarters after the fiscal quarter during which the Closing Date occurs, the Incurrence of any Debt and cost savings resulting from employee termination, facilities consolidations and closings, standardization of employee benefits and compensation practices, consolidation of property, casualty and other insurance coverage and policies, standardization of sales representation commissions and other contract rates, and reductions in taxes other than income taxes or other cost saving measures (collectively, "Cost Savings Measures"), which cost savings the Company reasonably believes in good faith could have been achieved during the Measurement Period as a result of such transaction, less the amount of any additional expenses that the Company reasonably estimates would result from anticipated replacement of any items constituting Cost Savings Measures in connection with such transaction (it being understood that in calculating Consolidated EBITDA the exclusions set forth in clauses (a) through (f) of the definition of Consolidated Net Income shall apply to any Person acquired as if it were a Restricted Subsidiary).

     "Consolidated EBITDA" means, with respect to any period, Consolidated Net Income for such period increased (without duplication), to the extent deducted in calculating such Consolidated Net Income, by (a) Consolidated Income Tax Expense for such period; (b) Consolidated Interest Expense for such period without regard to the proviso therein; and (c) depreciation, amortization and any other non-cash items for such period, less any non-cash items to the extent they increase Consolidated Net Income (including the partial or entire reversal of reserves taken in prior periods) for such period, of the Issuer and any Restricted Subsidiary, including, without limitation, amortization of capitalized debt issuance costs for such period, all of the foregoing determined on a consolidated basis for the Issuer and its Restricted Subsidiaries in accordance with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary of the Issuer, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of Consolidated EBITDA attributable to such Restricted Subsidiary multiplied by (B) the percentage ownership interest in such Restricted Subsidiary not owned on the last day of such period by the Issuer or any of its Restricted Subsidiaries.

     "Consolidated Income Tax Expense" for any period means the consolidated provision for income taxes of the Issuer and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means for any period the consolidated interest expense included in the consolidated income statement of the Issuer and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of Debt discounts; (ii) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities; (iii) fees (net of any amounts received) with respect to any Interest Rate or Currency Protection Agreement; (iv) interest on Debt guaranteed by the Issuer and its Restricted Subsidiaries, to the extent paid by the Issuer or any Restricted Subsidiary; and (v) the portion of any Capital Lease Obligation allocable to interest expense; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary of the Issuer, Consolidated Interest Expense shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of Consolidated Interest Expense attributable to such Restricted Subsidiary multiplied by (B) the percentage ownership interest in such Restricted Subsidiary not owned on the last day of such period by the Issuer or any of its Restricted Subsidiaries.

     "Consolidated Net Income" for any period means the consolidated net income (or loss) of the Issuer and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom (a) the net income (or loss) of any Person acquired by the Issuer or a Restricted Subsidiary of the Issuer in a pooling-of-interests transaction for any period prior to the date of such transaction, (b) the net income (or loss) of any Person that is not a Restricted Subsidiary of the Issuer except to the extent of the amount of dividends or other distributions actually paid to the Issuer or a Restricted Subsidiary of the Issuer by such Person during such period, (c) gains or losses on Asset Sales by the Issuer or its Restricted Subsidiaries, (d) all extraordinary gains and extraordinary losses,
(e) the cumulative effect of changes in accounting principles, (f) any gain or loss, realized on the termination of any employee pension benefit plan, (g) the net income (but not net loss) of any Foreign Restricted Subsidiary of such specified Person to the extent that the transfer to that Person of that income is not at the time permitted, directly or indirectly, by any means (including by dividend, distribution, advance or loan or otherwise), or by operation of the terms of its charter or any agreement with a Person other than with such specified Person, instrument held by a Person other than by such specified Person, judgment, decree, order, statute, law, rule or governmental regulations applicable to such Subsidiary or its stockholders, except for any dividends or distributions actually paid by such Subsidiary to such Person, and (h) the tax effect of any of the items described in clauses (a) through (g) above.

     "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less amounts attributable to Disqualified Stock of such Person.

     "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which is, at the date as of which this Indenture is dated, located at 452 Fifth Avenue, New York, New York 10018.

     "Corporation" means a corporation, association, company, joint-stock company, limited liability company, partnership or business trust.

     "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person (including reimbursement obligations with respect thereto, but excluding obligations with respect to trade letters of credit securing obligations entered into in the ordinary course of business to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement), (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements), (v) every Capital Lease Obligation of such Person, (vi) all Disqualified Stock issued by such Person, (vii) if such Person is a Restricted Subsidiary, all Preferred Stock issued by such Person, (viii) every obligation under Interest Rate or Currency Protection Agreements of such Person and (ix) every obligation of the type referred to in clauses (i) through (viii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise. The "amount" or "principal amount" of Debt at any time of determination as used herein represented by (a) any contingent Debt, shall be the maximum principal amount thereof, (b) any Debt issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (c) any Disqualified Stock, shall be the maximum fixed redemption or repurchase price in respect thereof, and (d) any Preferred Stock, shall be the maximum voluntary or involuntary liquidation preference plus accrued and unpaid dividends in respect thereof, in each case as of such time of determination. In no event shall "Debt" include any trade payable or accrued expenses arising in the ordinary course of business which are not more than 180 days past due or which are being contested in good faith and by appropriate proceedings.

     "Default" means any event that is, or with the passage of time or the giving of notice, or both, would be an Event of Default.

     "Defaulted Interest" has the meaning specified in Section 308.

     "Depositary" means DTC or, if DTC shall cease to be a clearing agency registered under the Exchange Act, any other clearing agency registered under the Exchange Act that is designated as the successor Depositary in an Issuer Order delivered to the Trustee.

     "Designated Senior Debt" of any Subsidiary Guarantor means all obligations under Permitted Senior Secured Debt Incurred by such Subsidiary Guarantor which has been designated by such Subsidiary Guarantor as "Designated Senior Debt" in the instrument or agreement pursuant to which such Designated Senior Debt is issued.

     "Disqualified Stock" of any Person means any Capital Stock of such Person that by its terms, or by the terms of any security into which it is convertible, or for which it is exchangeable, is, in whole or in part, redeemable at the option of the holder thereof or otherwise matures or is required to be redeemed (pursuant to any sinking fund obligation or otherwise, but other than as a result of the death or disability of the holder thereof or the termination of the employment with the Issuer or one of its Subsidiaries of the holder thereof) or is convertible into or exchangeable (in each case at the option of the holder) for Debt, at any time prior to the final maturity of the Securities; provided, however, that any Capital Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Issuer or its Restricted Subsidiary to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or a "change of control" occurring prior to the final maturity date of the Securities shall not constitute Disqualified Stock if such provisions applicable to such Capital Stock provide that the Issuer and its Restricted Subsidiaries will not repurchase or redeem any such stock pursuant to such provisions prior to the repurchase of such Securities as are required to be repurchased pursuant to this Indenture upon an Asset Sale or a Change of Control.

     "Dollars" and "$" means such coins or currency of the United States of America which is legal tender for payment of public and private debts.

     "Domestic Restricted Subsidiary" means any Restricted Subsidiary other than
(a) a Foreign Restricted Subsidiary or (b) a Subsidiary of a Foreign Restricted Subsidiary.

     "DTC" means The Depository Trust Company, a New York corporation.

     "Euroclear" means Euroclear S.A./N.V., as operator of the Euroclear System.

     "Event of Default" has the meaning specified in Section 501.

     "Exchange Act" refers to the Securities Exchange Act of 1934, as amended, and any successor act thereto.

     "Existing Debt" shall mean Debt of the Issuer and its Restricted Subsidiaries in existence on the Closing Date, including the Securities and the Subsidiary Guarantees.

     "Expiration Date" has the meaning specified in Section 104.

     "Foreign Restricted Subsidiary" means any Restricted Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

     "GAAP" means generally accepted accounting principles in the United States which are in effect on the Closing Date, consistently applied.

     "Global Security" means a Security that is registered in the Security Register in the name of a Depositary or a nominee thereof.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person,
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guaranty by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

     "Holder" means a Person in whose name a Security is registered in the Security Register.

     "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation including by acquisition of Restricted Subsidiaries or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt. For the avoidance of doubt, the accretion of original issue discount shall not be deemed an Incurrence.

     "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

     "Indenture Documents" has the meaning specified in Section 901.

     "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

     "Interest Rate or Currency Protection Agreement" of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates or currency exchange rates or indices.

     "Internal Revenue Code" means the Internal Revenue Code of 1986 and any successor thereto.

     "Internet Service Business" means: (i) any business principally engaged in
(a) the operation of an internet connectivity or internet enhancement service as it exists from time to time, including, without limitation, dial up or dedicated internet service, web hosting or co-location services, security solutions, the provision and development of software in connection therewith, configuration services, electronic commerce, intranet solutions, data backup and restoral, business content and collaboration, communications tools or network equipment, products or services; or (b) the supply, provision, broadcast, delivery, distribution, collection or retrieval of information or content reasonably believed suitable for dissemination through the business, facilities or capacity of the Issuer or (ii) any business or property reasonably related to any of the foregoing. A good faith determination by a majority of the Board of Directors as to whether a business meets the requirements of this definition shall be conclusive, absent manifest error.

     "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person, including any payment on a Guarantee of any obligation of such other Person. Notwithstanding the foregoing, "Investment" shall not include (i) deposits, partial payments or "earnest money" made in anticipation of a purchase or acquisition that would be a Permitted Investment when consummated, (ii) security deposits or prepayments with respect to operating leases or (iii) payments made in connection with the renewals or exercise of any option to renew an operating lease. For purposes of the definition of "Restricted Payment," the covenant described in Section 1011 and the covenant described in Section 1018, "Investment" shall include the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary, provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent "Investment" in such Subsidiary at the time of such redesignation equal to (x) the amount of such Investment immediately prior to such redesignation less (y) the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer's Board of Directors.

     "Issue Date" has the meaning specified in Section 301.

     "Issuer" means the Person named as the "Issuer" in the first paragraph of this instrument until a successor Person or Persons shall have become such pursuant to the applicable provisions of this Indenture and thereafter "Issuer" shall mean such successor Person.

     "Issuer Request" or "Issuer Order" means a written request or order signed in the name of the Issuer by the Issuer's Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

     "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Maturity", when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

     "Mortgages" means the mortgages granted pursuant to the Security Documents on certain of the real property owned by certain Subsidiary Guarantors.

     "Net Cash Proceeds" means (i) with respect to any Asset Sale by any Person, cash or Cash Equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption of Debt or other obligations relating to such properties or assets) therefrom by such Person, net of (A) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Sale, (B) all payments made by such Person or its Restricted Subsidiaries on any Debt which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds from such Asset Sale, (C) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Sale and (D) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Sale, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Sale, in each case as determined by the Board of Directors, in its reasonable good faith judgment evidenced by a Board Resolution; provided, however, that any reduction in such reserve within twelve months following the consummation of such Asset Sale will be treated for all purposes of this Indenture and the Securities as a new Asset Sale at the time of such reduction with Net Cash Proceeds equal to the amount of such reduction, (ii) with respect to the issuance or sale of Capital Stock, or options, warrants or rights to purchase Capital Stock, or debt securities or Disqualified Stock that has been converted into or exchanged for Capital Stock, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations, net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale, conversion or exchange and net of any Consolidated Interest Expense attributable to any debt securities paid to the holders thereof prior to the conversion or exchange and net of taxes paid or payable as a result thereof.

     "Notice of Default" has the meaning specified in Section 602.

     "Obligations" means, with respect to the Issuer and each Subsidiary Guarantor, (a) the full and punctual payment of the principal of, and premium, if any, and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuer and such Subsidiary Guarantor, as applicable, under this Indenture, the Securities and the Security Documents and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuer and such Subsidiary Guarantor, as applicable, under this Indenture, the Securities and the Security Documents.

     "Offer" has the meaning specified in the definition of Offer to Purchase.

     "Offer Expiration Date" has the meaning specified in the definition of Offer to Purchase.

     "Offer to Purchase" means a written offer (the "Offer"), a copy of which shall be delivered to the Trustee, sent by the Issuer by first class mail, postage prepaid, to each Holder at his address appearing in the Securities Register on the date of the Offer offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Offer Expiration Date") of the Offer to Purchase, which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer, and a settlement date (the "Purchase Date") for purchase of Securities within five Business Days after the Offer Expiration Date. The Issuer shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Issuer's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Issuer or, at the Issuer's request, by the Trustee in the name and at the expense of the Issuer. The Offer shall contain information concerning the business of the Issuer and its Restricted Subsidiaries which the Issuer in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include
(i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of

Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to this Indenture (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Issuer's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Issuer to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Issuer to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein). The Offer shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer to Purchase. The Offer shall also state:

          (1) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

          (2)  the Offer Expiration Date and the Purchase Date;

          (3) the aggregate principal amount of the Outstanding Securities offered to be purchased by the Issuer pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such has been determined pursuant to the Section hereof requiring the Offer to Purchase) (the "Purchase Amount");

          (4) the purchase price to be paid by the Issuer for each $1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price");

          (5) that the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in an integral of $1,000 principal amount;

          (6) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase;

          (7) that any Securities not tendered or tendered but not purchased by the Issuer pursuant to the Offer to Purchase will continue to accrue or accrete in value, as applicable;

          (8) that on the Purchase Date the Purchase Price will become due and payable upon each Security being accepted for payment pursuant to the Offer to Purchase (and duly paid for pursuant to the Offer to Purchase)and that such Security shall cease to accrue or accrete in value, as applicable, on and after the Purchase Date;

          (9) that each Holder electing to tender a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Offer Expiration Date (such Security being, if the Issuer or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

          (10) that Holders will be entitled to withdraw all or any portion of Securities tendered if the Issuer (or its Paying Agent) receives, not later than the close of business on the Offer Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

          (11) that (a) if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer shall purchase all such Securities and (b) if Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer shall purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Securities in denominations of $1,000 or integral multiples thereof shall be purchased); and

          (12) that in the case of any Holder whose Security is purchased only in part, the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

     Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

     "Officers' Certificate" means a certificate signed by the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Issuer and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion of counsel, who may be inside or outside counsel for the Issuer, and who shall be reasonably acceptable to the Trustee.

     "Original Securities" means the Securities issued on the Closing Date and their Successor Securities.

     "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

          (1) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (2) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefore satisfactory to the Trustee has been made; and

          (3) Securities which have been paid pursuant to Section 307 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a protected purchaser in whose hands such Securities are valid obligations of the Issuer; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Issuer or any other obligor upon the Securities or any Affiliate of the Issuer or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any Affiliate of the Issuer or of such other obligor.

     "pari passu", when used with respect to the ranking of any Debt of any Person in relation to other Debt of such Person, means that each such Debt (a) either (i) is not subordinated in right of payment to any other Debt of such Person or (ii) is subordinate in right of payment to the same Debt of such Person as is the other and is so subordinate to the same extent and (b) is not subordinate in right of payment to the other or to any Debt of such Person as to which the other is not so subordinate.

     "Paying Agent" means any Person authorized by the Issuer to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Issuer.

     "Permissive Terms" has the meaning specified in Section 1307.

     "Permitted Group" means any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) if the Permitted Holders have both the voting power and the dispositive power relating to more than 50% of the shares of Voting Stock of the Issuer beneficially owned by such person or group.

     "Permitted Holder" means (i) AIG/SUN America Investments, Inc., (ii) American General, (iii) AIM Capital Management, (iv) American Express Financial Advisors, (v) Goldman, Sachs & Co. Special Situations Investing, (vi) LC Capital Partners, LP, (vii) Lehman Brothers, (viii) Lord Abbett, (ix) Mackay Shields,
(x) Morgan Stanley Asset Management, (xi) Oppenheimer Funds, (xii) Putnam Investments, (xiii) Romulus Holdings, Inc., (xiv) Triage Capital Management and
(xv) with respect to each of the foregoing, any majority-owned Affiliate thereof.

     "Permitted Interest Rate or Currency Protection Agreement" of any Person means any Interest Rate or Currency Protection Agreement entered into with one or more financial institutions that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Debt Incurred and which shall have a notional amount no greater than the payments due with respect to the Debt being hedged thereby and not for purposes of speculation.

     "Permitted Investment" means (i) an Investment in the Issuer or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Issuer or a Restricted Subsidiary; provided that such Person's primary business or the assets to be transferred or conveyed are reasonably related, ancillary or complementary to the Internet Service Business; (ii) Cash Equivalents; (iii) payroll, travel, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) stock, obliga-tions or securities received (x) in satisfaction of judgments or (y) in connection with the sale or disposition of a Person, assets or business; (v) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker's compensation, performance and other similar deposits; (vi) Permitted Interest Rate or Currency Agreements; (vii) loans or advances to officers or employees of the Issuer or any Restricted Subsidiary that do not in the aggregate exceed $5.0 million at any time outstanding; (viii) Strategic Investments, provided that the aggregate amount of Investments made pursuant to this clause does not exceed $15.0 million; and (ix) accounts receivable in the ordinary course of business (and Investments obtained in exchange or settlement of accounts receivable for which the Issuer has determined that collection is not likely or as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Issuer or any Restricted Subsidiary, in each case as to debt owing to the Issuer or any Restricted Subsidiary that arose in the ordinary course of business of the Issuer or such Restricted Subsidiary).

     "Permitted Lien" means any Lien on the assets of the Issuer or any Restricted Subsidiary permitted under Section 1013.

     "Permitted Senior Facility" has the meaning specified in Section 1307.

     "Permitted Senior Guaranty" has the meaning specified in Section 1307.

     "Permitted Senior Secured Debt" means Debt (x) Incurred by Issuer and/or any Restricted Subsidiary (i) pursuant to one or more senior commercial term loan and/or revolving credit facilities (including any letter of credit subfacility) entered into principally with commercial banks and/or other financial institutions typically party to commercial loan agreements, (ii) in the form of, or represented by, bonds or other securities or (iii) with respect to any Restricted Subsidiary, consisting of a Guarantee of Debt of the Issuer which is Debt incurred pursuant to clause (i) or (ii) above, and in each case any replacement, extension, renewal, amendment, restatement, refinancing or refunding thereof; provided that the aggregate principal amount of all Permitted Senior Secured Debt, at any one time outstanding, shall not exceed $20.0 million, less any amounts derived from Asset Sales and applied to the permanent reduction of Permitted Senior Secured Debt (and a permanent reduction of the related commitment to lend or amount to be reborrowed in the case of a revolving credit facility) under such credit facilities as contemplated by Section 1015 and (y) which may be secured by Liens having the same or senior priority to the Liens securing the Securities.

     "Permitted Senior Secured Debt Documentation" has the meaning specified in
Section 1307.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

     "Plan" has the meaning set forth in the recitals hereto.

     "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 307 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

     "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person.

     "Purchase Amount" has the meaning specified in the definition of Offer to Purchase.

     "Purchase Date" has the meaning specified in the definition of Offer to Purchase.

     "Purchase Money Secured Debt" of any Person means Debt (whether provided by a vendor or a third party) of such Person secured by a Lien on real or personal property of such Person which Debt (a) constitutes all or a part of the purchase price or construction cost of such property or (b) is Incurred prior to, at the time of or within 180 days after the latter of the acquisition or the substantial completion of such property for the purpose of financing all or any part of the purchase price or construction cost thereof; provided, however, that
(w) the Debt so incurred does not exceed 100% of the purchase price or construction cost of such property and related expenses, (x) such Lien does not extend to or cover any property other than such item of property and any improvements on such item and proceeds thereof, (y) the purchase price or construction cost for such property is or should be included in "addition to property, plant and equipment" in accordance with GAAP, and (z) the purchase or construction of such property is not part of any acquisition of a Person or business unit or line of business.

     "Purchase Price" has the meaning specified in the definition of Offer to Purchase.

     "Qualified Consideration" shall mean: (i) cash; (ii) Cash Equivalents;
(iii) any securities or other obligations that are converted into or exchanged for cash or Cash Equivalents within 90 days after the Asset Sale or (iv) unsubordinated liabilities of the Issuer or the liabilities of a Restricted Subsidiary assumed by the transferee (or its designee) such that the Issuer or such Restricted Subsidiary has no further liability therefor, the amount of the liability to be determined in accordance with GAAP.

     "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

     "Regular Record Date" for the interest payable on any Interest Payment Date means the April 15 (whether or not a Business Day) next preceding such Interest Payment Date.

     "Related Person" of any Person means any other Person directly or indirectly owning (a) 10% or more of the outstanding Common Stock of such Person (or, in the case of a Person that is not a corporation, 10% or more of the equity interest in such Person) or (b) 10% or more of the combined voting power of the Voting Stock of such Person.

     "Required Filing Date" has the meaning specified in Section 1019.

     "Responsible Officer", when used with respect to the Trustee, means any officer of the Trustee with responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Payment Basket" has the meaning specified in Section 1011.

     "Restricted Payments" has the meaning specified in Section 1011.

     "Restricted Subsidiary" means any Subsidiary of the Issuer, whether existing on or after the date of this Indenture, unless such Subsidiary is an Unrestricted Subsidiary.

     "Securities" has the meaning specified in the first paragraph of the recitals to this instrument.

     "Securities Act" means the Securities Act of 1933, as amended, and any successor act thereto.

     "Security Agreement" means the Security Agreement, dated as of the Closing Date, by and between the Issuer and the Collateral Agent.

     "Security Documents" means the Security Agreement, any Subsidiary Security Agreements, the Mortgages and any other document or agreement that secures the Securities or the Subsidiary Guarantees.

     "Security Register" and "Security Registrar" have the respective meanings specified in Section 306.

     "Senior Debt Administrative Agent" has the meaning specified in Section
1307.

     "Senior Obligations" has the meaning specified in Section 1307.

     "Significant Subsidiary" means any Subsidiary Guarantor and any other Restricted Subsidiary that would be a "Significant Subsidiary" of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC. For purposes of Section 501(8) and Section 501(9) hereof only, the term "Significant Subsidiary" shall also include any group of Restricted Subsidiaries that, taken as a whole as of the latest audited consolidated financial statements for the Issuer and its Subsidiaries, would constitute a Significant Subsidiary.

     "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 308.

     "Stated Maturity", when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

     "Strategic Investment" means an Investment in any Person (other than an Unrestricted Subsidiary of the Issuer) whose primary business is reasonably related, ancillary or complementary to the Internet Service Business, and such Investment is determined by the Board of Directors of the Issuer to promote or significantly benefit the businesses of the Issuer and its Restricted Subsidiaries on the date of such Investment.

     "Subordinated Obligation" means any Debt of the Issuer or a Subsidiary Guarantor, as the case may be (whether outstanding on the Closing Date or thereafter Incurred), which is subordinate or junior in right of payment to the Securities or the Subsidiary Guarantees, as applicable, whether pursuant to a written agreement to that effect or by operation of law; provided, however, that any Debt which would constitute a Subordinated Obligation but for provisions thereof giving holders thereof the right to require the Issuer or a Restricted Subsidiary to repurchase or redeem such Subordinated Obligation upon the occurrence of an asset sale or a change of control occurring prior to the final maturity of the Securities shall constitute a Subordinated Obligation if such provisions applicable to such Subordinated Obligation are no more favorable to the holders of such Debt than the provisions applicable to the Securities contained in Sections 1015 or 1016, respectively, and such provisions applicable to such Debt specifically provide that the Issuer and its Restricted Subsidiaries will not repurchase or redeem any such Debt pursuant to such provisions prior to the repurchase of such Securities as are required to be repurchased pursuant to Section 1015 or Section 1016, as the case may be.

     "Subsidiary" of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Restricted Subsidiaries thereof, or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

     "Subsidiary Guarantor" means each Domestic Restricted Subsidiary other than ATC Merger Corp., a New York corporation, and any other Person that becomes a Subsidiary Guarantor pursuant to Section 1024.

     "Subsidiary Guaranty" means a Guarantee on the terms set forth in this Indenture by a Subsidiary Guarantor of the Company's obligations with respect to the Securities.

     "Subsidiary Security Agreement" means a Security Agreement by and between a Subsidiary Guarantor and the Collateral Agent, in which such Subsidiary Guarantor grants liens on its assets to secure the Securities and its Subsidiary Guaranty.

     "Successor Security" of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; and, for the purpose of this definition, any Security authenticated and delivered under Section 307 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

     "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as provided in Section 905; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

     "Unrestricted Subsidiary" has the meaning set forth in Section 1018.

     "U.S. Government Securities" means securities that are direct obligations of the United States of America, direct obligations of the Federal Home Loan Mortgage Corporation, direct obligations of the Federal National Mortgage Association, securities which the timely payment of whose principal and interest is unconditionally guaranteed by the full faith and credit of the United States of America, trust receipts or other evidence of a direct claim upon the instruments described above and money market mutual funds that invest solely in such securities. Such securities may not be callable at the option of the issuer thereof.

     "U.S. Person" means (i) any natural person resident in the United States,
(ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any estate of which an executor or administrator is a U.S. Person (other than an estate governed by foreign law and of which at least one executor or administrator is a non-U.S. Person who has sole or shared investment discretion with respect to its assets), (iv) any trust of which any trustee is a U.S. Person (other than a trust of which at least one trustee is a non-U.S. Person who has sole or shared investment discretion with respect to its assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. Person), (v) any agency or branch of a foreign entity located in the United States, (vi) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person, (vii) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States (other than such an account held for the benefit or account of a non-U.S. Person) and (viii) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act (unless it is organized or incorporated, and owned, by accredited investors within the meaning of Rule 501(a) under the Securities Act who are not natural persons, estates or trusts); provided, however, that the term a "U.S. Person" does not include (A) a branch or agency of a U.S. Person that is located and operating outside the United States for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business, (B) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country and (C) the international organizations set forth in Section 902(k)(2) of Regulation S under the Securities Act and any other similar international organizations, and its agencies, affiliates and pension plans.

     "Vice President", when used with respect to the Issuer, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

     "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) at such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

     Section 102 Compliance Certificates and Opinions. Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Issuer, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include (in form reasonably satisfactory to the Trustee):

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (which, in the case of an Opinion of Counsel and if permitted under the Trust Indenture Act, may be limited to reliance on an Officers' Certificate as to matters of fact); and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     Section 103 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such eligible and qualified Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer stating the information on which counsel is relying unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Section 104 Acts of Holders; Record Date. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee in accordance with
Section 105 hereof, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

     The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     The ownership of Securities shall be proved by the Security Register. Except to the extent otherwise expressly provided in this Indenture, any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Security.

     For purposes of this Indenture, any action by the Holders which may be taken in writing may be taken by electronic means or as otherwise reasonably acceptable to the Trustee.

     The Issuer may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities, provided that the Issuer may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such matter referred to in the foregoing sentence, the record date for any such matter shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) prior to such first solicitation. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Issuer from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Issuer, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities in the manner set forth in Section 106.

     The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to join in the giving or making of (i) any declaration of acceleration referred to in Section 502, (ii) any request to institute proceedings referred to in Section 507(2) or (iii) any direction referred to in Section 512. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Issuer's expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Issuer in writing and to each Holder of Securities in the manner set forth in Section 106.

     With respect to any record date set pursuant to this Section, the party hereto which sets such record dates may designate any day as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities in the manner set forth in Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

     Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

     Section 105 Notices, Etc., to Trustee and Issuer. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

          (1) the Trustee, by any Holder or by the Issuer, shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing, to or with the Trustee at its Corporate Trust Office,
               Attention: Corporate Trust Administration, or

          (2) the Issuer, by the Trustee or by any Holder, shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or delivered to the Issuer addressed to it at the address of its principal office specified in the first paragraph of this instrument, unless the Issuer shall notify the Trustee in writing of any other address, in which case at such other address.

     Section 106 Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice, with a copy to the Trustee at the same time mailed or delivered in accordance with Section 105(1) hereof. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

     Section 107 Conflict with Trust Indenture Act. If any provision hereof qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be. Until such time as this Indenture shall be qualified under the Trust Indenture Act, this Indenture, the Issuer and the Trustee shall be deemed for all purposes hereof to be subject to and governed by the Trust Indenture Act to the same extent as would be the case if this Indenture were so qualified on the date hereof.

     Section 108 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 109 Successors and Assigns. All covenants and agreements in this Indenture by the Issuer shall bind its respective successors and assigns, whether so expressed or not.

     Section 110 Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 111 Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 112 Governing Law. THIS INDENTURE AND THE SECURITIES AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS AND NOT THE LAWS OF CONFLICTS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK) OF THE STATE OF NEW YORK.

     Section 113 Legal Holidays. In any case where any Interest Payment Date, Redemption Date or, Purchase Date of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities and except as set forth below) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or Purchase Date, provided that no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date or Purchase Date, as the case may be. In any case where the Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest, principal and premium, if any, shall not be made on such date, but shall be made on the preceding Business Day with the same force and effect as if made at the Stated Maturity, provided that the interest that shall accrue with respect to such payment for the period up to the Stated Maturity shall not be reduced by the operation of this sentence.

     Section 114 No Recourse Against Others. A director, officer, employee, stockholder or incorporator, as such, of the Issuer or any Subsidiary Guarantor shall not have any liability for any Obligations of the Issuer or such Subsidiary Guarantor under the Securities, this Indenture or the Security Documents or for any claim based on, in respect of or by reason of such Obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

     Section 115 Duplicate Originals. All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

                                  ARTICLE TWO

                                 SECURITY FORMS

     Section 201 Forms Generally. The Securities, Notation of Subsidiary Guarantees and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by its execution of the Securities.

     The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner provided that such manner is permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Upon their original issuance, Securities shall be issued in the form of one or more Global Securities registered in the name of DTC, as Depositary, or its nominee and deposited with the Trustee, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Securities represented thereby (or such other accounts as they may direct).

     Section 202 Form of Free Security.[IF THE SECURITY IS A GLOBAL SECURITY, THEN INSERT. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER PREFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

     [IF THE SECURITY IS A GLOBAL SECURITY AND THE DEPOSITORY TRUST COMPANY IS TO BE THE DEPOSITARY THEREFOR, THEN INSERT. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE& CO., HAS AN INTEREST HEREIN]

                               GLOBIX CORPORATION

                        11% Senior Secured Notes due 2008

CUSIP No. [            ]
           ----- ------

No.
    ----------
$
 -------------

     Globix Corporation, a corporation duly organized and existing under the laws of Delaware (herein called the "Issuer", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby
promise to pay to                   , or registered assigns, the principal sum
                  ------------------
of                       Dollars (such amount the "principal amount" of this
   ---------------------
Security) [IF THE SECURITY IS A GLOBAL SECURITY, THEN INSERT -- , or such other principal amount as may be set forth in the records of the Trustee as referred to in accordance with the Indenture,] on May 1, 2008 and to pay interest thereon from the date of issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable in arrears annually on May 1 in each year, commencing May 1, 2003 at the rate of 11% per annum, until the principal hereof is paid or made available for payment. Interest so payable shall be (a) for the two-year period following the Closing Date, payable in kind by the issuance of additional Securities with terms identical to this Security (other than with respect to the date of issuance) in such principal amount as shall equal the interest payment that is then due ("Additional Securities"); (b) for the two-year period thereafter, payable in cash or, at the Issuer's option when authorized by a Board Resolution, in Additional Securities, or in any combination of cash and Additional Securities; and (c) thereafter until the principal hereof is paid or made available for payment, payable in cash. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on the relevant Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee in accordance with Section 308 of the Indenture, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest on this Security shall be computed on the basis set forth in the Indenture.

     Payment of the principal of (and premium, if any) and any such interest on this Security [IF THIS SECURITY IS A GLOBAL SECURITY, THEN INSERT -- shall be made by deposit of Additional Securities, in the case of interest payable in kind, or by wire transfer of immediately available funds, in the case of interest payable in cash, to the accounts specified by the Holder of this Security, provided, however] [INSERT IF THE SECURITY IS NOT A GLOBAL SECURITY -- will be made at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, New York, maintained for such purpose and at any other office or agency maintained by the Issuer for such purpose, in Securities, in the case of interest payable in kind, or in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, in the case of interest payable in cash; provided, however, that all payments of the principal (and premium, if any) and interest on Securities to the extent paid in cash, the Holders of which hold more than $5.0 million in principal amount and have given wire transfer instructions to the Issuer or its agent at least 10 Business Days prior to the applicable payment date, shall be made by wire transfer of immediately available funds to the accounts specified by such Holders in such instructions; provided, further,] that at the option of the Issuer payment of interest may be made by check mailed to the address of the Person entitled thereto at such address as shall appear in the Security Register.

     In the event that this Security is considered not to be publicly offered for purposes of Treasury Regulation section 1.1275-3(b)(1), the holder has notice that this Security was issued, for federal income tax purposes, with original issue discount. For information on the issue price, the amount of original issue discount, the issue date and the yield to maturity of this Security for federal income tax purposes, the holder should contact:

     The Office of the Chief Financial Officer
     Globix Corporation
     139 Centre Street
     New York, NY 10013

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:             ,      .
       ------------  -----

                                         GLOBIX CORPORATION


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                             -----------------------------------
                                             Name:
                                             Title:

     Section 203 Form of Reverse of Security. This Security is one of a duly authorized issue of Securities of the Issuer designated as its 11% Senior Notes due 2008 (herein called the "Securities"), issued and to be issued under an
Indenture, dated as of [   ], 2002 (herein called the "Indenture", which term
                        ---
shall have the meaning assigned to it in such instrument), among the Issuer, the Subsidiaries acting as Subsidiary Guarantors and HSBC Bank USA, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

     The payment of principal of and interest on the Securities is secured by the Liens of the Security Documents pursuant to, and subject to the terms (including the provisions of Article Thirteen) of the Indenture, the Security Agreement and the other Security Documents.

     The Securities are subject to redemption, at the option of the Issuer, in whole or in part, at any time and from time to time on or after the Closing Date and prior to maturity, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Securities to be redeemed at such Holder's address appearing in the Security Register, in amounts of $1,000 (or such lesser amount if the entire principal amount of such Security is redeemed) or an integral multiple of $1,000, at the Redemption Price of 100% of the principal amount plus accrued and unpaid interest, if any, to but excluding the Redemption Date (subject to the right of Holders of record on the immediately preceding Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date) unless a Change of Control has occurred and the Issuer has not consummated an Offer to Purchase in connection therewith, in which case the Redemption Price shall be 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to but excluding the Redemption Date. All accrued and unpaid interest must be paid in cash.

     The Securities do not have the benefit of any sinking fund obligations.

     In the event of redemption or purchase pursuant to an Offer to Purchase of this Security in part only, a new Security or Securities for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     If an Event of Default shall occur and be continuing, there may be declared due and payable the principal amount of (together with accrued and unpaid interest on) the Securities, in the manner and with the effect provided in the Indenture.

     The Indenture provides that, subject to certain conditions, if (i) certain Net Cash Proceeds are available to the Issuer as a result of an Asset Sale or
(ii) a Change of Control occurs, the Issuer shall be required to make an Offer to Purchase for all or a specified portion of the Securities.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Subsidiary Guarantors and the rights of the Holders of the Securities under the Indenture and the Security Documents at any time by the Issuer, the Subsidiary Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Issuer with certain provisions of the Indenture and the Security Documents and certain past defaults under the Indenture and its consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in principal amount of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of Securities at the time Outstanding a direction inconsistent with such request and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to certain suits described in the Indenture, including any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein (or, in the case of redemption, on or after the Redemption Date or, in the case of any purchase of this Security required to be made pursuant to an Offer to Purchase, on the Purchase Date).

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities are issuable only in registered form without coupons in denominations of $1.00 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     A director, officer, employee, stockholder or incorporator, as such, of the Issuer or a Subsidiary Guarantor shall not have any liability for any Obligations of the Issuer or such Subsidiary Guarantor under this Security or the Indenture or for any claim based on, in respect of, or by reason of such Obligations or their creation. Each Holder by accepting this Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Security.

     Prior to due presentment of this Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

     Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     The Indenture and this Security and the rights of the parties thereunder and hereunder shall be governed by, and construed in accordance with, the internal laws and not the laws of conflicts (other than Section 5-1401 of the General Obligations Law of the State of New York) of the State of New York.

                                 ASSIGNMENT FORM

     To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

                  (Insert assignee's soc. sec. or tax I.D. no.)

              (Print or type assignee's name, address and zip code)

and irrevocably appoint
agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Date:
     ----------------------------


Dated:                               Your Signature:
      ---------------------------                   ----------------------------
                                     (sign exactly as name appears on the other side of this Security)


Signature Guarantee:
                     -----------------------------------------------------------
                        (Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program ("STAMP"), the Stock Exchange Medallion Program ("SEMP"), the New York Stock Exchange, Inc. Medallion Signature Program ("MSP") or such other signature guarantee program as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, SEMP, or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Security purchased in its entirety by the Issuer pursuant to Section 1015 or 1016 of the Indenture, check the box:

     [  ]
      --

     If you want to elect to have only a part of this Security purchased by the Issuer pursuant to Section 1015 or 1016 of the Indenture, state the amount:

     $
      ------------

Dated: Your Signature:
                      ----------------------------------------------------------

                        (Sign exactly as name appears on the other side of this Security)

Signature Guarantee:
                    ------------------------------------------------------------
                        (Signature must be guaranteed by an eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.)

     Section 204 Form of Trustee's Certificate of Authentication. The Certificate of Authentication shall be in substantially the following form:

     This is one of the Securities referred to in the within-mentioned
Indenture.

HSBC Bank USA,
as Trustee


By
   -------------------------------
         Authorized Signatory

     Section 205 Form of Notation of Subsidiary Guarantee. The form of Notation of Subsidiary Guarantee shall be in substantially the following form:

                              SUBSIDIARY GUARANTEE

     Subject to the limitations set forth in the Indenture, the Subsidiary Guarantors (as defined in the Indenture referred to in this Security and each hereinafter referred to as a "Subsidiary Guarantor," which term includes any successor or additional Subsidiary Guarantor under the Indenture) have jointly and severally, irrevocably and unconditionally guaranteed (a) the due and punctual payment of the principal (and premium, if any) of and interest on the Securities, whether at Stated Maturity, by acceleration, call for Redemption, upon an Offer to Purchase or otherwise, (b) the due and punctual payment of interest on the overdue principal of and interest on the Securities to the extent lawful, (c) the due and punctual performance of all other Obligations of the Issuer and the Subsidiary Guarantors to the Holders and the Trustee under the Indenture, the Securities and the Security Documents and (d) in case of any extension of time of payment or renewal of any Securities or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, call for Redemption, upon an Offer to Purchase or otherwise. Capitalized terms used herein shall have the same meanings assigned to them in the Indenture unless otherwise indicated.

     Payment on each Security is guaranteed, jointly and severally, by the Subsidiary Guarantors pursuant to Article Fourteen of the Indenture and reference is made to such Indenture for the precise terms of the Subsidiary Guarantees.

     The Obligations of each Subsidiary Guarantor are limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the Obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, result in the Obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under any applicable Federal, State or foreign bankruptcy law or not otherwise being void, voidable or unenforceable under any such applicable bankruptcy law. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

     Certain of the Subsidiary Guarantors may be released from their Subsidiary Guarantees upon the terms and subject to the conditions provided in the Indenture.

     The Subsidiary Guarantee shall be binding upon each Subsidiary Guarantor listed below and its successors and assigns and shall inure to the benefit of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions in the Indenture.

                  [Remainder of page intentionally left blank.]

--------------------------------------------


By:
   -----------------------------------------
Name:
      --------------------------------------
Title:
       -------------------------------------

--------------------------------------------


By:
   -----------------------------------------
Name:
      --------------------------------------
Title:
      --------------------------------------

                                 ARTICLE THREE

                                 THE SECURITIES

     Section 301 Title and Terms. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $120.0 million except for Additional Securities and Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 304, 305, 306, 307, 906 or 1108 or in connection with an Offer to Purchase pursuant to Section 1015 or 1016 (all Securities referred to in this exception being deemed "Substitute Securities"). On the Closing Date, the Issuer shall not issue in excess of $120.0 million in aggregate principal amount of Securities.

     The Securities shall be known and designated as the "11% Senior Notes due 2008" of the Issuer. Their final maturity date shall be May 1, 2008 and they shall bear interest at the rate of 11% per annum, from the date of issuance thereof in the case of the Original Securities, the applicable date of issuance in the case of Additional Securities (and "Issue Date") or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, regardless of when issued, payable annually in arrears on May 1, commencing May 1, 2003 until the principal thereof is paid or made available for payment. Interest so payable shall be, (a) for the two-year period following the Closing Date, payable in kind by the issuance of additional Securities with terms identical to this Security (other than with respect to the date of issuance) in such principal amount as shall equal the interest payment that is then due ("Additional Securities"); (b) for the two-year period thereafter, payable in cash or at the Issuer's option when authorized by a Board Resolution, in Additional Securities or in any combination of cash and Additional Securities; and (c) thereafter until the principal hereof is paid or made available for payment, payable in cash. The Securities issued on the Closing Date and any Additional Securities shall be treated as a single class for all purposes under this Indenture.

     The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Issuer in the Borough of Manhattan, The City of New York maintained for such purpose and at any other office or agency maintained by the Issuer for such purpose or, in the case of a Global Security, shall be paid by wire transfer of immediately available funds or Additional Securities, as determined by the Company pursuant to Section 301 hereof, to the accounts specified by the Holders of the Securities; provided, however, that at the option of the Issuer payment of interest payable in cash may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     The Securities shall be subject to repurchase by the Issuer pursuant to an Offer to Purchase as provided in Sections 1015 and 1016.

     The Securities shall be redeemable as provided in Article Eleven.

     The Securities shall be subject to defeasance and covenant defeasance as provided in Article Twelve.

     The Securities shall not have the benefit of any sinking fund obligation.

     Section 302 Denominations. The Securities shall be issuable only in registered form without coupons and only in denominations of $1.00 and any integral multiples thereof.

     Section 303 Execution, Authentication, Delivery and Dating. The Securities shall be executed on behalf of the Issuer by any two of the Chairman of the Board, Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Chief Financial Officer, the Treasurer or any Assistant Treasurer. The signature of any of these officers on the Securities may be manual or facsimile.

     Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of an Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices at the time of the authentication and delivery of such Securities or did not hold such offices at the date of issuance of such Securities.

     At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Securities; and the Trustee in accordance with the Issuer Order shall authenticate and make available for delivery such Securities as provided in this Indenture and not otherwise.

     Each Security shall be dated the date of its authentication.

     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

     Section 304 Temporary Securities. Pending the preparation of definitive Securities, the Issuer may execute, and upon Issuer Order, the Trustee shall authenticate and deliver, temporary Securities, which Securities are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution thereof.

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     If temporary Securities are issued, the Issuer will cause definitive
Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Issuer designated pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation (which cancellation shall be only by the Trustee) of any one or more temporary Securities, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same rights and benefits under this Indenture as definitive Securities.

     Section 305 Global Securities.

          (a) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated by the Issuer for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

          (b) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (i) such Depositary (A) has notified the Issuer that it is unwilling or unable to continue as Depositary for such Global Security or (B) has ceased to be a clearing agency registered as such under the Exchange Act, and in either case the Issuer fails to appoint a successor Depositary within 120 days of such notice, (ii) the Issuer executes and delivers to the Trustee an Issuer Order stating that it elects to cause the issuance of the Securities in certificated form and that all Global Securities shall be exchanged in whole for Securities that are not Global Securities (in which case such exchange shall be effected by the Trustee) or (iii) there shall have occurred and be continuing an Event of Default with respect to the Securities.

          (c) If any Global Security is to be exchanged for other Securities or cancelled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Security Registrar, for exchange or cancellation as provided in this Article Three. If any Global Security is to be exchanged for other Securities or cancelled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, then either (i) such Global Security shall be so surrendered for exchange or cancellation as provided in this Article Three or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or equal to the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Security Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security, the Trustee shall, as provided in this Article Three, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Issuer shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article Three if such order, direction or request is given or made in accordance with the Applicable Procedures and in accordance with all applicable laws.

          (d) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article Three or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

          (e) The Depositary or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under this Indenture and the Securities and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner's beneficial interest in a Global Security will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members.

     Section 306 Registration, Registration of Transfer and Exchange Generally. The Issuer shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Issuer designated pursuant to Section 1002 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Securities and of transfers and exchanges of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers and exchanges of Securities as herein provided.

     Subject to the other provisions of this Indenture regarding restrictions on transfer, upon surrender for registration of transfer of any Security at an office or agency of the Issuer designated pursuant to Section 1002 for such purpose, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

     At the option of the Holder, and subject to the other provisions of this
Section 306, Securities may be exchanged for other Securities of any authorized denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture upon surrender of the Securities to be exchanged at any such office or agency. Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, the Securities which the Holder making the exchange is entitled to receive.

     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

     Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Issuer and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of Securities, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 305, 306, 906, or 1108 or in accordance with any Offer to Purchase pursuant to Section 1015 or 1016, and in any such case not involving any transfer.

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     The Issuer and the Trustee shall not be required (i) to issue, register the transfer of, or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 1104 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

     Each Holder of a Security agrees to indemnify the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     Section 307 Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security is surrendered to the Trustee, the Issuer shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     If there shall be delivered to the Issuer and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by either of them to save each of them and any agent of either of them completely harmless, then, in the absence of notice to the Issuer or the Trustee that such Security has been acquired by a protected purchaser, the Issuer shall execute and upon its written request the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Security, pay such Security.

     Upon the issuance of any new Security under this Section, the Issuer and the Trustee (without duplication) may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and reasonable attorneys' fees) connected therewith.

     Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

                                       37

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     Section 308 Payment of Interest; Interest Rights; Preserved. Interest on
any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

     Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder on such date, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in Clause (1) or (2) below:

          (1) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner: The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of Additional Securities or money, as determined by the Company pursuant to Section 301 hereof, equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such Additional Securities or money, as applicable, when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date and, in the name and at the sole expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

          (2) The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee in its reasonable judgment.

     Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration, transfer, or in exchange for, or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

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

     Section 309 Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 308) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

     None of the Issuer, the Trustee or any agent of the Issuer or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security in global form, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Notwithstanding the foregoing, with respect to any Security in global form, nothing herein shall prevent the Issuer or the Trustee, or any agent of the Issuer or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Security in global form or impair, as between such Depositary and owners of beneficial interests in such Security in global form, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as a Holder of such Security in global form.

     Section 310 Cancellation. All Securities surrendered for payment, redemption, registration of transfer or exchange or pursuant to any Offer to Purchase pursuant to Section 1015 or 1016 shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by, and only by, the Trustee. The Issuer may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures unless the Trustee is otherwise directed by an Issuer Order; provided, that in no event shall the Trustee be required to destroy such canceled Securities.

     Section 311 CUSIP Numbers. The Issuer in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee of any change in the "CUSIP" numbers.

     Section 312 Computation of Interest. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

     Section 313 Additional Securities. In the event the Company determines to issue Additional Securities pursuant to Section 301, the Company shall deliver an Issuer Order and Additional Securities as required by Section 303 and an Officer's Certificate setting forth the following information:

          (a) the aggregate principal amount of such Additional Securities to be authenticated and delivered on the applicable Issue Date; and

          (b) the proposed Issue Date of such Additional Securities, which shall be an Interest Payment Date.

     If the proposed Issue Date occurs during the two-year period following the second anniversary of the Closing Date and the Issuer elects to pay interest in Additional Securities or in a combination of cash and Additional Securities, the Issuer shall deliver at least 5 Business Days prior to the Regular Record Date the Officer's Certificate required by this Section 313, the Board Resolution required by Section 301 and an Issuer Order, and shall provide notice of such election (including the amounts allocated to cash and Additional Securities, if applicable) to all Holders in the manner provided in Section 106.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

     Section 401 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on written demand of and at the sole expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture (including, but not limited to, Article Twelve hereof), when:

          (1)  either

               (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 307 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section
                    1003) have been delivered to the Trustee for cancellation;
                    or

               (B) all such Securities not theretofore delivered to the Trustee for cancellation

                    (i)  have become due and payable, or

                    (ii) will become due and payable at its Stated Maturity
               within one year, or

                    (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the sole expense, of the Issuer, and the Issuer, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount in cash or U.S. Government Securities sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be including, without limitation, the payment of all fees and expenses of the Trustee, its agents and counsel;

          (2) sums payable hereunder by the Issuer including, without limitation, the payment of all fees and expenses of the Trustee, its agents and counsel; and

          (3) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Article Four, the obligations of the Issuer to the Trustee under Section 607, the obligations of the Issuer to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause
(B) of Clause (i) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

     Section 402 Application of Trust Money. Subject to the provisions of last paragraph of Section 1003, all money deposited with the Trustee pursuant to
Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

     Section 403 Repayment of the Issuer. The Trustee and the Paying Agent shall promptly pay to the Issuer upon written request any excess money or securities held by them at any time.

     The Trustee and the Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided that the Issuer shall have either caused notice of such payment to be mailed to each Holder of the Securities entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in The City of New York, including, without limitation, The Wall Street Journal (national edition). After payment to the Issuer, Holders entitled to the money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     Section 404 Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 401 by reason of any legal proceeding or by reason of any order or judgment of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's and Subsidiary Guarantor's obligations under this Indenture, the Notes, the Security Documents and the Subsidiary Guarantees shall be revived and reinstated as though no deposit has occurred pursuant to Section 401 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 402; provided, however, that if the Issuer or a Subsidiary Guarantor has made any payment of interest on or principal of any Securities because of the reinstatement of their Obligations, the Issuer or such Subsidiary Guarantor shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE FIVE

                                    REMEDIES

     Section 501 Events of Default. "Event of Default", wherever used, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) failure to pay principal of (or premium, if any, on) any Security when due (whether at Stated Maturity or upon acceleration, optional or mandatory redemption, required repurchase or otherwise);

          (2) failure to pay interest on any Security when due, and in the case of cash interest, such default continues for a period of 30 days;

          (3) default in the payment of principal and interest on Securities required to be purchased pursuant to an Offer to Purchase pursuant to Section 1015 or 1016 when due and payable;

          (4) failure to perform or comply with the provisions contained in Article Eight;

          (5) failure to perform any other covenant or agreement of the Issuer or any Subsidiary Guarantor under the Indenture, the Securities or the Security Documents and such failure continues for 60 days after written notice to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of outstanding Securities;

          (6) (i) any default by the Issuer or any Restricted Subsidiary in the payment of the principal, premium, if any, or interest has occurred with respect to amounts in excess of $10.0 million under any agreement, indenture or instrument evidencing Debt when the same shall become due and payable in full and such default shall have continued after any applicable grace period and shall not have been cured or waived and, if not already matured at its final maturity in accordance with its terms, the holders of such Debt shall have the right to accelerate such Debt, or (ii) any event of default as defined in any agreement, indenture or instrument of the Issuer or any Restricted Subsidiary evidencing Debt in excess of $10.0 million shall have occurred and the Debt thereunder, if not already matured at its final maturity in accordance with its terms, shall have been accelerated;

          (7) the rendering of a final judgment or judgments against the Issuer or any Restricted Subsidiary in an amount in excess of $5.0 million which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

          (8) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Issuer or any Significant Subsidiary in an involuntary case or proceeding under any applicable U.S. Federal or State or other applicable bankruptcy, insolvency, reorganization or other similar law or
               (B) a decree or order adjudging the Issuer or any Significant Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or any Significant Subsidiary under any applicable U.S. Federal or State, or other applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or any Significant Subsidiary or of any substantial part of the property of the Issuer or any Significant Subsidiary, or ordering the winding up or liquidation of the affairs of the Issuer or any Significant Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

          (9) the commencement by the Issuer or any Significant Subsidiary of a voluntary case or proceeding under any applicable U.S. Federal or State, or other applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by the Issuer or any Significant Subsidiary to the entry of a decree or order for relief in respect of the Issuer or such Significant Subsidiary in an involuntary case or proceeding under any applicable U.S. Federal or State, or other applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Issuer or a Significant Subsidiary, or the filing by the Issuer or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable U.S. Federal or State, or other applicable law, or the consent by the Issuer or any Significant Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Issuer or any Significant Subsidiary or of substantially all of the property of the Issuer or any Significant Subsidiary, or the making by the Issuer or any Significant Subsidiary of an assignment for the benefit of creditors, or the admission by the Issuer or any Significant Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer or any Significant Subsidiary in furtherance of any such action;

          (10) the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Collateral Agent, free and clear of all other Liens (other than Permitted Liens), or, except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of this Indenture, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, if in either case, such default continues for 15 days or the enforceability thereof shall be contested by the Issuer or any Subsidiary Guarantor;

          (11) any Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of this Indenture and such Subsidiary Guarantee) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee;

          (12) failure of the Issuer to make, when due, any transfer, delivery, pledge, assignment or grant of Collateral required to be made by it and such failure continues unremedied for three Business Days after notice of such failure is given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities; or

          (13) failure or refusal by the Issuer to perform, or the breach or violation by the Issuer of, any of the terms, obligations, covenants or warranties of any Security Document other than those spcecified in clause (12) of this Section and such failure or refusal continues unremedied for three Business Days after the applicable cure period has expired.

     Section 502 Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default specified in Section 501(8) or (9)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the Securities to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by Holders), and upon any such declaration the principal, or premium, if any, and any accrued interest on all Outstanding Securities shall become immediately due and payable. If an Event of Default specified in Section 501(8) or (9) occurs, the principal of and any accrued interest on the Securities then Outstanding shall ipso facto become immediately due and payable without any declaration or other Act on the part of the Trustee or any Holder. In the event of a declaration of acceleration because an Event of Default set forth in clause (6) of Section 501 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (6) of Section 501 shall be remedied or cured or waived by the holders of the relevant Indebtedness within 30 days after such event of default; provided that no judgment or decree for the payment of the money due on the Securities has been obtained by the Trustee as provided in this Indenture.

     At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

          (1) the Issuer has paid or deposited with the Trustee a sum sufficient to pay:

               (A) the principal of (and premium, if any, on) any Securities which have become due otherwise than by such declaration of acceleration (including any Securities required to have been purchased on the Purchase Date pursuant to an Offer to Purchase made by the Issuer) and, to the extent that payment of such interest is lawful, any interest thereon at the rate provided therefor in the Securities,

               (B) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate provided therefor in the Securities, and all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amount due under Section 607; and

          (2) all Events of Default, other than the non-payment of the principal of (and premium, if any) or interest on, the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

     Section 503 Collection of Indebtedness and Suits for Enforcement by Trustee. The Issuer covenants that if there is:

          (1) a default in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

          (2) a default in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof or, with respect to any Security required to have been

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               purchased pursuant to an Offer to Purchase made by the Issuer, at the Purchase Date thereof,

the Issuer will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate provided therefor in the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any amounts due the Trustee under
Section 607 hereof.

     If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon the Securities, wherever situated.

     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     Section 504 Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Issuer or any other obligor upon the Securities, or its property or its creditors, the Trustee (irrespective of whether the principal of the Securities then shall be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee has made any demand on the Issuer for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee (including any claim for reasonable compensation, expenses, disbursements and advances of the Trustee, its agents or counsel) allowed in any such proceeding. In particular, the Trustee shall be authorized to collect, receive and distribute any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount owed to the Trustee for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts the Trustee is entitled to receive under
Section 607.

     No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. To the extent that payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any amounts due the Trustee under Section 607 hereof out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien and shall be paid out of any and all distributions, dividends, money, securities and other properties which the Holders of the Securities may be entitled to receive in such proceedings whether in liquidation or under any plan of reorganization or arrangement or otherwise.

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     Section 505 Trustee May Enforce Claims Without Possession of Securities.
All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any amounts due the Trustee under Section 607 hereof, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

     Section 506 Application of Money Collected. Money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts (including, without limitation, the reasonable compensation, expenses, disbursements and advances due the Trustee, its agents and counsel and any other amounts) due to the Trustee under Section 607; and

          SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities due to the Holders in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

          THIRD: To the Issuer or the Subsidiary Guarantors or to such other party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders of Securities pursuant to this Section 506. At least 15 days before such record date, the Issuer shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid. The Trustee may mail such notice in the name and at the expense of the Issuer.

     Section 507 Limitation on Suits. No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, the Subsidiary Guarantees or the Security Documents or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made a written request to the Trustee to institute proceedings or pursue remedies in respect of such Event of Default in its own name, as Trustee hereunder;

          (3) such Holder or Holders have offered and provided to the Trustee reasonable indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

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

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding or pursued any remedies; and

          (5) no direction which is inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture, the Subsidiary Guarantees or the Security Documents to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, the Subsidiary Guarantees or the Security Documents, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

     Section 508 Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture (other than the provisions of Article Fifteen), the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 308) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date or in the case of an Offer to Purchase made by the Issuer and required to be accepted as to such Security, on the Purchase Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired or affected without the consent of such Holder, except that no Holder shall have the right to institute any such suit, if and to the extent that the institution or prosecution thereof or the entry of judgment therein would under applicable law result in the surrender, impairment, waiver, or loss of the Liens of the Security Documents upon any property or assets subject to the Liens.

     Section 509 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture, the Subsidiary Guarantees or the Security Documents and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Subsidiary Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     Section 510 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 307, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 511 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

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     Section 512 Control by Holders. The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided that:

          (1)  the Trustee may refuse to follow any direction which

               (i)  conflicts with any rule of law or with this Indenture, or

               (ii) the Trustee, in its reasonable judgment, determines may be unduly prejudicial to the rights of other Holders of Securities, or may expose the Trustee to personal liability, or does not provide adequate indemnification against any loss or expense resulting from the compliance therewith, and

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     Section 513 Waiver of Past Defaults. Subject to Section 508, the Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities, by written notice to the Trustee, waive any past default hereunder and its consequences, except a default:

          (1) in the payment of the principal of (or premium, if any) or interest on any Security (including any Security which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Issuer), or

          (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

     Upon any such waiver, such default shall be cured and shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     Section 514 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the reasonable costs of such suit, and may assess reasonable costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that this Section shall not be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Trustee and provided, further that, subject to a court's discretion, this Section shall not apply to a suit by the Trustee, and as provided in the Trust Indenture Act.

     Section 515 Waiver of Usury, Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

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                                   ARTICLE SIX

                                   THE TRUSTEE

     Section 601 Certain Duties and Responsibilities.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of an Event of Default:

          (1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) this paragraph does not limit the effect of paragraph (b) of this Section;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 512 hereof; and

          (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section.

          (e) the Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Issuer. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

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     Section 602 Notice of Defaults. The Trustee shall give the Holders notice of any Default or Event of Default hereunder (a "Notice of Default") of which it has knowledge as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default specified in Section 501(5), no such notice to Holders shall be given until at least 30 days after the occurrence of such default (without regard to any Notice of Default).

     Except in the case of an Event of Default in payment of principal of (premium, if any) or interest on any Security, the Trustee may withhold notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

     Section 603 Certain Rights of Trustee. Subject to the provisions of Section 601:

          (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties, without any independent investigation of any fact or matter therein;

          (b) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate;

          (d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Security Documents at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney upon reasonable advance notice to the Issuer;

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

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          (h) the Trustee shall not be liable for any action it takes, suffers to be taken, or omits in good faith;

          (i) the Trustee shall not be deemed to have knowledge of any default (as defined in Section 602) or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities or this Indenture; and

          (j) the Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity or enforceability of any Collateral or any arrangement or agreement between the Issuer, any Subsidiary Guarantor and/or any Person with respect thereto, or the perfection or priority of any security interest created in any of the Collateral or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Collateral following an Event of Default.

     Section 604 Not Responsible for Recitals or Issuance of Securities. The recitals contained herein, in the Security Documents and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuer or the Subsidiary Guarantors, as applicable, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Subsidiary Guarantees, the Securities or the Security Documents. The Trustee shall not be accountable for the use or application by the Issuer of the Securities or the proceeds thereof. Notwithstanding the terms of any Mortgage or the terms of the escrow letter dated the date hereof from the Trustee, in its capacity as Collateral Agent, to the Issuer and 415 Greenwich GC, LLC, the Trustee shall not be required to record any Mortgage in the land records of any jurisdiction until such time as the Issuer or any Subsidiary Guarantor has advanced to the Trustee funds sufficient to pay the costs and expenses of the Trustee to be incurred in connection therewith.

     Section 605 May Hold Securities. The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Issuer and any other obligor upon the Securities with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

     Section 606 Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer.

     Section 607 Compensation and Reimbursement. The Issuer agrees:

          (a) to pay to the Trustee from time to time such reasonable compensation for all services rendered by it hereunder and under the Security Documents as may be agreed in writing from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture or any Security Document (including the reasonable compensation and the compensation, expenses and disbursements of its agents, accountants, experts and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

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

          (c) to indemnify the Trustee and any predecessor Trustee and their agents for, and to hold them harmless against, any loss, damage, claims, liability or expense (including, without limitation, reasonable attorneys' fees and expenses and taxes (other than taxes based upon, measured by or determined by the income of such Person) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust and the performance of its duties and obligations under the Security Documents, including the costs and expenses of defending itself against any claim or liability (not arising from negligence or bad faith) in connection with the exercise or performance of any of its powers or duties hereunder.

     The Trustee shall have a lien prior to the Securities as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 607, except with respect to funds held in trust for the benefit of the Holders of particular Securities.

     The obligations of the Issuer under this Section 607 shall survive the resignation or removal of the Trustee and/or satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 501(8) or (9) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any applicable bankruptcy law.

     Section 608 Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest within 90 days, apply to the Commission for permission to continue, or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

     Section 609 Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has (or, in the case of a corporation included in a bank holding company system, the related bank holding company has) a combined capital and surplus of at least $100.0 million and its Corporate Trust Office or agency in The Borough of Manhattan, City of New York. If such Person or bank holding company publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person or bank holding company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     Section 610 Resignation and Removal; Appointment of Successor.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

          (b) The Trustee may resign at any time by giving written notice thereof to the Issuer.

          (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Issuer.

          (d) If at any time:

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          (1)  the Trustee shall fail to comply with Section 608 after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Security for at least six months, or

          (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Issuer or by any such Holder, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer by a Board Resolution of the Issuer may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer, by Board Resolution of the Issuer, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuer. If, within 30 days after the retiring Trustee resigns, no successor Trustee shall have been so appointed by the Issuer or the Holders of a majority in principal amount of the Outstanding Securities and accepted appointment in the manner hereinafter provided, the retiring Trustee or any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

     Section 611 Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee a written instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of all sums owing to the retiring Trustee hereunder and subject to the Lien provided for in Section 607 hereof, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts. Notwithstanding the replacement of the Trustee pursuant to this Section 611, the Issuer's obligations under Section 607 hereof shall continue for the benefit of the retiring Trustee.

     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

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     Section 612 Merger, Conversion, Consolidation or Succession to Business.
Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee, or any corporation into which all or substantially all of its corporate trust business is transferred, may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

     Section 613 Preferential Collection of Claims Against Issuer. If and when the Trustee shall be or become a creditor of the Issuer (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Issuer (or any such other obligor).

     Section 614 Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer, partial conversion or partial redemption or pursuant to Section 307, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be reasonably acceptable to the Issuer and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having (or, in the case of a corporation included in a bank holding company system, the related bank holding company has) a combined capital and surplus of not less than $100.0 million and subject to supervision or examination by Federal or State authority. If such Authenticating Agent or bank holding company publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent or bank holding company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor

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Authenticating Agent which shall be reasonably acceptable to the Issuer and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

     The Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

     If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

     This is one of the Securities described in the within-mentioned Indenture.

[NAME OF AUTHENTICATING AGENT]

By
  ---------------------------------
         Authorized Signatory

                                  ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND ISSUER

     Section 701 Issuer to Furnish Trustee Names and Addresses of Holders. The Issuer will furnish or cause to be furnished to the Trustee:

          (a) annually, not more than 15 days after each July 15, commencing on the Closing Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

          (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that no such list need be furnished to the Trustee so long as the Trustee is serving as Security Registrar.

     Section 702 Preservation of Information; Communications to Holders.

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 701 upon receipt of a new list so furnished.

          (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities and the corresponding rights and duties of the Trustee shall be as provided by the Trust Indenture Act.

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          (c) Every Holder of Securities, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to the names and addresses of Holders made pursuant to the Trust Indenture Act.

     Section 703 Reports by Trustee.

          (a) Within 60 days after May 15 of each year commencing with the first May 15 after the issuance of Securities, the Trustee, if so required under the Trust Indenture Act, shall transmit by mail to all Holders, in the manner and to the extent provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15 in accordance with and with respect to the matters required by Trust Indenture Act Section 313(a). The Trustee shall also transmit by mail to all Holders, in the manner and to the extent provided in Trust Indenture Act
Section 313(c), a brief report in accordance with and with respect to the matters required by Trust Indenture Act Section 313(b)(2).

          (b) A copy of each such report shall, at the time of such mailing or transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, if any, with the Commission and with the Issuer. The Issuer shall notify the Trustee when the Securities are listed on any stock exchange, or any delisting thereof.

     Section 704 Reports by the Issuer. The Issuer shall file with the Trustee and the Commission, and mail or transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to, the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates and written notices delivered to the Trustee in accordance with the terms of this Indenture).

                                  ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

     Section 801 Issuer May Consolidate, Etc. The Issuer may not, in a single transaction or a series of related transactions, (i) consolidate or merge with or into any other Person or permit any other Person to consolidate or merge with or into the Issuer or (ii) directly or indirectly, transfer, sell, lease or otherwise dispose of all or substantially all of its assets, unless:

          (1) in a transaction in which the Issuer does not survive or in which the Issuer transfers, sells, leases or otherwise disposes of all or substantially all of its assets, the successor entity to the Issuer (for purposes of this Article Eight, a "Successor Entity"), shall be organized and validly existing under the laws of the United States of America, any State thereof, or the District of Columbia, and shall expressly assume by an indenture supplemental hereto executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the Issuer's obligations under the Indenture, the Securities and the Security Documents;

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

          (2) immediately before and after giving effect to such transaction and treating any Debt which becomes an obligation of the Issuer or a Restricted Subsidiary as a result of such transaction as having been Incurred by the Issuer or such Restricted Subsidiary at the time of the transaction, no Event of Default shall have occurred and be continuing;

          (3) except in the case of any such consolidation or merger of the Issuer with or into, or any such transfer, sale, lease or other disposition of assets to, a Wholly Owned Restricted Subsidiary of the Issuer, immediately after giving effect to such transaction and treating any Debt which becomes an obligation of the Issuer or a Restricted Subsidiary as a result of such transaction as having been Incurred by the Issuer or such Restricted Subsidiary at the time of the transaction, the Issuer (including any Successor Entity) (a) could Incur at least $1.00 of additional Debt pursuant to the provisions of the first paragraph of Section 1008 or (b) the Issuer (including any Successor Entity) would have a Consolidated Debt to EBITDA Ratio immediately after giving effect to the transaction that is (i) less than or equal to the Consolidated Debt to EBITDA Ratio of the Issuer immediately prior to the transaction, if the ratio immediately prior to the transaction is positive, or (ii) greater than or equal to the Consolidated Debt to EBITDA Ratio of the Issuer immediately prior to the transaction, if the ratio immediately prior to the transaction is negative; and

          (4) the Issuer has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such amalgamation, consolidation, merger, conveyance, transfer, sale, lease or disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with, and, with respect to such Officer's Certificate, setting forth the manner of determination of the ability of the Issuer to Incur Debt in accordance with Clause (3) of this
               Section 801, or, if applicable, of the Successor Entity as required pursuant to the foregoing.

     Section 802 Successor Substituted. Upon any consolidation of the Issuer with, or merger of the Issuer into, any other Person or any transfer, conveyance, sale, lease or other disposition of all or substantially all of the properties and assets of the Issuer as an entirety in accordance with Section 801, the Successor Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor Person had been named herein as the Issuer herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

     Section 803 When a Subsidiary Guarantor May Merge or Transfer Assets. The Company shall not permit any Subsidiary Guarantor to merge or consolidate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into such Subsidiary Guarantor) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all such Subsidiary Guarantor's Property in any one transaction or series of transactions unless:

          (a) the surviving Person (if not such Subsidiary Guarantor) formed by such merger or consolidation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia or if the Subsidiary Guarantor was a Foreign Restricted Subsidiary, the jurisdiction of organization of such Subsidiary Guarantor;

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

          (b) the surviving Person (if other than such Subsidiary Guarantor) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such surviving Person, the due and punctual performance and observance of all the obligations of such Subsidiary Guarantor under its Subsidiary Guaranty and all Security Documents; and

          (c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of such Subsidiary Guarantor, such Property shall have been transferred as an entirety or virtually as an entirety to one Person and all Liens on such Property created by the Security Documents remain valid, enforceable and perfected.

     The foregoing provisions shall not apply to any transactions which constitute an Asset Sale if the Company has complied with Section 1015.

                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

     Section 901 Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Issuer, when authorized by a Board Resolution, the Subsidiary Guarantors and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto or amend the Securities, the Security Agreement or any Security Document (collectively, the "Indenture Documents"), in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another Person to the Issuer or a Subsidiary Guarantor and the assumption by any such successor of the covenants of the Issuer herein and in the Securities and the Security Documents and of such Subsidiary Guarantor contained herein and in the Security Documents; or

          (2) to add to the covenants of the Issuer or the Subsidiary Guarantors for the benefit of the Holders, or to surrender any right or power herein conferred upon the Issuer; or

          (3) to secure the Securities pursuant to the requirements of Section 1013 or otherwise; or

          (4) to comply with any requirements of the Commission in order to effect and maintain the qualification of this Indenture under the Trust Indenture Act; or

          (5) to cure any ambiguity, to correct or supplement any provision herein or in the Security Documents which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture or the Security Documents which shall not be inconsistent with the provisions of this Indenture, provided that such action pursuant to this clause (5) shall not adversely affect the interests of the Holders in any material respect;

          (6) to evidence and provide for the acceptance and appointment hereunder of a successor Trustee with respect to the Securities;

          (7) to mortgage, pledge, hypothecate or grant a Lien in favor of the Collateral Agent for the benefit of Trustee and the Holders of the Securities as additional security for the payment of principal of (and premium, if any) and interest on the

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

               Securities by the Issuer or on the Subsidiary Guarantees by the Subsidiary Guarantors under this Indenture in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to the Collateral Agent, pursuant to this Indenture or the Security Documents;

          (8) to add Guarantees with respect to the Securities, to secure the Securities or to release Subsidiary Guarantors from Subsidiary Guaranties as provided by the terms of this Indenture; or

          (9)  to add additional Events of Default.

     An amendment under this Section may not make any change that adversely affects the rights under Article Fifteen of any holder of Permitted Senior Secured Debt or Designated Senior Debt then outstanding unless the holders of such Permitted Senior Secured Debt or Designated Senior Debt (or their authorized representatives), as the case may be, consent to such change.

     Section 902 Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Issuer and the Trustee, the Issuer, when authorized by a Board Resolution, the Subsidiary Guarantors and the Trustee may enter into an indenture or indentures supplemental hereto or amend any of the Indenture Documents for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Indenture Documents or of modifying in any manner the rights of the Holders under this Indenture or the Indenture Documents, provided, however, that no such supplemental indenture or amendment
           --------  -------
to any of the Indenture Documents shall, without the consent of the Holder of each Outstanding Security affected thereby,

          (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable thereon, or change the place of payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of an Offer to Purchase which has been made, on or after the applicable Purchase Date), or

          (2) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and its consequences) provided for in this Indenture, or

          (3)  modify any of the provisions of this Section, Section 508,
               Section 513 or Section 1021, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, or

          (4) modify the provisions of this Indenture requiring the Issuer to make an Offer to Purchase after the occurrence of a Change of Control, or

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

          (5) amend or modify any of the provisions of this Indenture or the Securities or any of the Security Documents relating to the Collateral in any manner adverse to the Holders of the Securities, or

          (6) make any change in Article Fifteen that adversely affects the rights of any Holders of Securities under Article Fifteen, or

          (7) subordinate in right of payment the Securities or the Subsidiary Guarantees to any Debt other than Designated Senior Debt, or

          (8) make any change in any Subsidiary Guaranty that would adversely affect the holders of Securities.

     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     An amendment under this Section may not make any change that adversely affects the rights under Articles Fourteen or Fifteen of any holder of Permitted Senior Secured Debt or Designated Senior Debt then outstanding unless the holders of such Permitted Senior Secured Debt or Designated Senior Debt (or their authorized representatives), as the case may be, consent to such change.

     Section 903 Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture or any amendment to any other Indenture Document permitted by this Article or the modifications thereby of the trusts created by this Indenture or any other Indenture Document, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, in addition to the documents required by Section 102, an Opinion of Counsel stating that the execution of such supplemental indenture or amendment is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture or amendment which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     Section 904 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. After a supplemental indenture becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

     Section 905 Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

     Section 906 Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder of a Security and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder of a Security or subsequent Holder of a Security may revoke the consent as to its Security if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

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     Section 907 Reference in Securities to Supplemental Indentures. Securities
authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

     Section 908 Payment for Consent. Neither the Issuer nor any Affiliate of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Securities or the Security Documents unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE TEN

                                    COVENANTS

     Section 1001 Payment of Principal, Premium and Interest. The Issuer will duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if the Trustee or the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 10:00 a.m., New York time, on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due or an aggregate principal amount of Additional Securities, if applicable, to pay such interest on such date.

     Section 1002 Maintenance of Office or Agency. The Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

     The Issuer may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     Section 1003 Money for Security Payments to Be Held in Trust. If the Issuer shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum (or in the case of interest payable in Additional Securities pursuant to Section 301 and Section 313 hereof, an amount of Additional Securities) sufficient to pay the principal (and premium, if

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

any) or interest so becoming due until such sums (or Additional Securities, as the case may be) shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

     Whenever the Issuer shall have one or more Paying Agents, it will, on or before each due date of the principal of (and premium, if any) or interest on any Securities, deposit with a Paying Agent a sum (or in the case of interest payable in Additional Securities pursuant to Section 301 and Section 313 hereof, an aggregate principal amount of Additional Securities) sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum (or Additional Securities, as the case may be) to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of its action or failure so to act.

     The Issuer will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent (or, until such time as this Indenture shall be qualified under the Trust Indenture Act, which would be applicable to it as Paying Agent if this Indenture were so qualified) and (ii) in the event and during the continuance of any default by the Issuer (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums (or Additional Securities, as the case may be) held in trust by such Paying Agent as such.

     The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Issuer on Issuer Request, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

     Section 1004 Existence. Subject to Article Eight and Section 1015, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of the Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of each of the Issuer or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of each of the Issuer and its Restricted Subsidiaries; provided, however, that Issuer shall not be required to preserve any such right or franchise if the Board of Directors of the Issuer in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and the

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Restricted Subsidiaries taken as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

     Section 1005 Maintenance of Properties. The Issuer will cause all material properties used or useful in the conduct of its business or the business of any Restricted Subsidiary of the Issuer to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Issuer may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section shall prevent an Issuer or any of its Restricted Subsidiaries from discontinuing the operation or maintenance of any of such properties if such discontinuance is, as determined by the Issuer or Restricted Subsidiary in good faith, desirable in (or not adverse to) the conduct of its business or the business of any Restricted Subsidiary and not adverse in any material respect to the Holders.

     Section 1006 Payment of Taxes and Other Claims. The Issuer will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Issuer or any of its Restricted Subsidiaries or upon the income, profits or property of the Issuer or any of its Restricted Subsidiaries, and (2) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Issuer or any of its Restricted Subsidiaries; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings.

     Section 1007 Maintenance of Insurance. The Issuer shall, and the Issuer shall cause its Restricted Subsidiaries to, keep at all times all of its properties which are of an insurable nature insured (which may include self-insurance) against loss or damage with insurers believed by the Issuer to be responsible to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in accordance with good business practice.

     Section 1008 Limitation on Debt. The Issuer will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt; provided that the Issuer may Incur Debt and its Restricted Subsidiaries may Incur Debt if, after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds therefrom, the Consolidated Debt to EBITDA Ratio would be greater than zero and less than 6:1.

     Notwithstanding the foregoing limitation, the following Debt may be
Incurred:

          (1)  Permitted Senior Secured Debt;

          (2) Debt owed (A) by a Restricted Subsidiary to the Issuer which is evidenced by a promissory note, or (B) to any Restricted Subsidiary which is evidenced by a promissory note; provided that
               (i) if the Issuer is the obligor, such Debt is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities and (ii) in each case any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Debt (other than to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt not permitted by this clause (2);

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          (3)  Debt: (A) in respect of performance, surety or appeal bonds or letters of credit in the ordinary course of business, (B) under Permitted Interest Rate or Currency Protection Agreements, or (C) arising under, or arising from, agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Issuer Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Debt Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Issuer or any Restricted Subsidiary in connection with such disposition;

          (4) Debt which is exchanged for or the proceeds of which are used to replace, refinance or refund, or any extension or renewal (including as a result of an amendment or restatement) of (each a "refinancing"), Debt Incurred pursuant to clause (6) of this Section and this clause (4), in each case in an aggregate principal amount not to exceed the principal amount of the Debt so refinanced (together with any accrued interest and any premium and other payment required to be made with respect to the Debt being refinanced or refunded, and any fees, costs, expenses, underwriting discounts or commissions and other payments paid or payable with respect to the Debt Incurred pursuant to this clause
               (4)); provided, however, that (A) Debt, the proceeds of which are used to replace, refinance or refund the Securities, or Debt which is pari passu with or subordinate in right of payment to the Securities, shall only be permitted if (x) in the case of any refinancing of the Securities or Debt which is pari passu to the Securities, the refinancing Debt is Incurred by the Issuer and made pari passu to the Securities or subordinated to the Securities, and (y) in the case of any refinancing of Debt which is subordinated to the Securities, the refinancing Debt is Incurred by the Issuer and is subordinated to the Securities in a manner that is at least as favorable to the Holders as that of the Debt refinanced; (B) the replacement, refinancing or refunding Debt by its terms, or by the terms of any agreement or instrument pursuant to which such Debt is issued, does not have a final maturity prior to the final maturity of the Securities and has an Average Life longer than the Average Life of the Securities refinanced; and (C) in the case of any refinancing of Debt Incurred by the Issuer, the refinancing of Debt may be Incurred only by the Issuer, and in the case of any refinancing of Debt Incurred by a Restricted Subsidiary, the refinancing Debt may be Incurred only by such Restricted Subsidiary or the Issuer;

          (5) Debt of the Issuer or Debt of Restricted Subsidiaries not to exceed, at any time outstanding, 2.0 times the Net Cash Proceeds received by the Issuer after the Closing Date (x) from the issuance and sale of its Capital Stock (other than Disqualified Stock) or (y) from the issuance and sale of convertible Debt upon the conversion of that Debt into Capital Stock, other than Disqualified Stock, in each case to a Person that is not a Subsidiary of the Issuer, to the extent that such Net Cash Proceeds have not been used pursuant to clause (C)(3) of the Restricted Payment Basket calculation in the first paragraph or clauses (iii), (iv) or (vi) of the second paragraph of Section 1011 to make a Restricted Payment; provided that such Debt does not have a final maturity prior to the final maturity of the

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               Securities and has an Average Life longer than the Average Life of the Securities;

          (6)  Existing Debt;

          (7) Debt, including, but not limited to, Capital Lease Obligations and Purchase Money Secured Debt, Incurred to finance the purchase or other acquisition of any property, inventory, asset or business directly or indirectly, by the Issuer or any Restricted Subsidiary used in, or to be used in, the Internet Service Business, provided, that the amount of Debt Incurred pursuant to this clause (7) does not exceed $15 million in any one year and the total amount of Debt outstanding at any one time under this clause (7) does not exceed $60 million; and

          (8) Debt not to exceed $15.0 million in an aggregate principal amount outstanding at any time.

     Notwithstanding the prior two paragraphs of this Section 1008, the Issuer shall not Incur any Debt if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Debt shall be subordinated to the Securities and the Subsidiary Guarantees to at least the same extent as such Subordinated Obligations.

     For purposes of determining compliance with this Section 1008, in the event that an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses, or is permitted in part under the first paragraph of this Section 1008 and in part under one or more of the above clauses, the Issuer, in its sole discretion, shall classify, and from time to time may reclassify, such item of Debt in whole or in part.

     For purposes of determining any particular amount of Debt under Section 1008, Guarantees, Liens or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included.

     Section 1009 Limitation on Sale-Leaseback Transactions. The Issuer will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties, whether now owned or hereafter acquired, whereby the Issuer or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties that the Issuer or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

     The foregoing restriction does not apply to any sale-leaseback transaction if (i) the lease is for a period, including renewal rights, of not in excess of three years; (ii) the sale-leaseback transaction is consummated within 180 days after the purchase of the assets subject to such transaction; (iii) the transaction is solely between the Issuer and any Wholly Owned Restricted Subsidiary of the Issuer or solely between Wholly Owned Restricted Subsidiaries of the Issuer; or (iv) the Issuer or such Restricted Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount no less than the Net Cash Proceeds received from such sale in accordance with the second paragraph of Section 1015(1).

     Section 1010 Limitation on Guarantees of Debt of the Issuer or a Subsidiary Guarantor by Foreign Restricted Subsidiaries. The Issuer may not permit any Foreign Restricted Subsidiary, directly or indirectly, to Guarantee, assume or in any other manner become liable for the payment of any Debt of

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the Issuer or any Subsidiary Guarantor unless: (i) (A) such Foreign Restricted
Subsidiary simultaneously executes and delivers a supplemental indenture providing for a Subsidiary Guarantee of payment of the Securities by such Foreign Restricted Subsidiary; and (B) with respect to any Guarantee of Debt of the Issuer or a Subsidiary Guarantor that is subordinate in right of payment to the Securities or such Subsidiary Guarantor's Subsidiary Guarantee, such Guarantee shall be subordinated to such Restricted Subsidiary's Subsidiary Guarantee with respect to the Securities at least to the same extent as such Debt is subordinated to the Securities or such Subsidiary Guarantor's Subsidiary Guarantee, and (ii) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Foreign Restricted Subsidiary under its Guarantee until the Securities have been paid in full or otherwise satisfied or discharged.

     Notwithstanding the foregoing, any Subsidiary Guarantee by a Foreign Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged in the event such Foreign Restricted Subsidiary is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease) and whether or not such Foreign Restricted Subsidiary is the surviving corporation in such transaction) to a Person which is not an Affiliate of the Issuer if the sale or other disposition, including the application of the proceeds therefrom, is in compliance with this Indenture; or (ii) in the event of the release or discharge of the Guarantee which resulted in the creation of such Foreign Restricted Subsidiary's Subsidiary Guarantee with respect to the Securities, except a discharge or release by or as a result of payment under such Guarantee.

     Section 1011 Limitation on Restricted Payments. The Issuer will not, and will not permit any Restricted Subsidiary directly or indirectly to:

          (1) declare or pay any dividend or make any distribution on or with respect to its Capital Stock to Persons other than the Issuer or any of its Restricted Subsidiaries (other than (x) dividends or distributions payable solely in shares of the Issuer's Capital Stock (other than Disqualified Stock), or in options, warrants or other rights to acquire shares of such Capital Stock; (y) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders; or (z) dividends in respect of Disqualified Stock);

          (2) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) the Issuer or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person, or (B) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person other than the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer, provided, however, that this clause (2) shall not prohibit an Investment which would be considered a Permitted Investment under clause (i) of the definition of Permitted Investment;

          (3) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Subordinated Obligations; or

          (4) make any Investment, other than a Permitted Investment, in any Person, (such payments or any other actions described in clauses
               (1) through (3) above being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment:

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               (A)  a Default or Event of Default shall have occurred and be continuing;

               (B) the Issuer could not Incur at least $1.00 of Debt under the first paragraph of Section 1008; or

               (C) the aggregate amount of all Restricted Payments (which amount, if other than cash, is to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum (the "Restricted Payment Basket") of: (1) cumulative Consolidated EBITDA since the first full fiscal quarter after the fiscal quarter during which the Closing Date occurs through the last day of the last full fiscal quarter ending immediately preceding the date of such Restricted Payment for which quarterly or annual financial statements are available; minus (2) 1.5 times the cumulative Consolidated Interest Expense of the Issuer since the Closing Date of the Securities through the last day of the last full fiscal quarter ending immediately preceding the date of such Restricted Payment for which quarterly or annual financial statements are available; plus
                    (3) the aggregate Net Cash Proceeds received by the Issuer after the Closing Date from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Issuer, including an issuance or sale permitted by this Indenture of convertible Debt of the Issuer for cash subsequent to the Closing Date upon the conversion of such Debt into Capital Stock (other than Disqualified Stock) of the Issuer, or from the issuance to a Person who is not a Subsidiary of the Issuer of any options, warrants or other rights to acquire Capital Stock (other than Disqualified Stock) of the Issuer exclusive of any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the stated final maturity date of the Securities), in each case except to the extent such Net Cash Proceeds are used to Incur Debt pursuant to clause (5) of the second paragraph of Section 1008; plus (4) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Debt, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Issuer or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated EBITDA), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, not to exceed, in each case, the amount of Investments previously made by the Issuer or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

     The foregoing shall not be violated by reason of:

               (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

               (ii) the redemption, repurchase, repayment, prepayment, defeasance or other acquisition or retirement for value of Subordinated Obligations, including premium, if any, and

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accrued and unpaid interest, with the proceeds of, Subordinated Obligations which are permitted to be Incurred under Section 1008;

               (iii) the repurchase, redemption or other acquisition of Capital Stock of the Issuer or a Subsidiary of the Issuer (or options, warrants or other rights to acquire such Capital Stock) in exchange for (including upon exercise of a conversion right), or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Issuer (or options, warrants or other rights to acquire such Capital Stock, other than Disqualified Stock);

               (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations in exchange for, or out of the proceeds of, a capital contribution or a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Issuer (or options, warrants or other rights to acquire such Capital Stock other than Disqualified Stock);

               (v) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Issuer, and payments of cash in lieu of fractional shares;

               (vi) Investments in any Person provided that the aggregate amount of Investments made pursuant to this clause (vi) does not exceed the sum of: (a) the amount of Net Cash Proceeds received by the Issuer after the Closing Date from the sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Issuer, except to the extent such Net Cash Proceeds are used to Incur Debt pursuant to clause (5) of the second paragraph of Section 1008 or to make Restricted Payments pursuant to clause (C)(3) of the Restricted Payment Basket calculation of the first paragraph, or clauses (iii) or (iv) of this paragraph, of this Section 1011, plus (b) the net reduction in Investments made pursuant to this clause (vi), other than reductions in Permitted Investments, resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds from the sale of any such Investment (except in each case to the extent any such payment or proceeds is included in the calculation of Consolidated EBITDA) or from such Person becoming a Restricted Subsidiary; provided that the net reduction in any Investment shall not exceed the amount of such Investment;

               (vii) Investments acquired in exchange for Capital Stock (other than Disqualified Stock) of the Issuer;

               (viii) the purchase, redemption or other acquisition or retirement of Common Stock of the Issuer or any warrant, option or other right to acquire shares of Common Stock of the Issuer from employees of the Issuer or its Subsidiaries in an amount not to exceed $2.0 million in any fiscal year; provided that, amounts not paid for any such purchase, redemption or other acquisition or retirement in any fiscal year may be accumulated and paid in any subsequent fiscal year;

               (ix) additional Restricted Payments not to exceed $10.0 million in the aggregate; or

               (x) the acquisition of Capital Stock of the Issuer by the Issuer in connection with the cashless exercise of any options, warrants or similar rights issued by the Issuer.

     Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof and an exchange of Capital Stock for Capital Stock or Debt

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referred to in clause (iii) or (iv) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (iii), (iv) and (vi), shall be included in calculating whether any subsequent Restricted Payment would exceed the Restricted Payment Basket contained in clause (C) of in the first paragraph of this Section 1011. In the event the proceeds of an issuance of Capital Stock of the Issuer are used for the redemption, repurchase or other acquisition of the Securities, or Debt that is pari passu with the Securities, then the Net
Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this Section 1011 only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of such Debt.

     Section 1012 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Issuer may not, and may not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary (i) to pay dividends (in cash or otherwise) or make any other distributions in respect of its Capital Stock owned by the Issuer or any other Restricted Subsidiary or pay any Debt or other obligation owed to the Issuer or any other Restricted Subsidiary; (ii) to make loans or advances to the Issuer or any other Restricted Subsidiary; or (iii) to transfer any of its property or assets to the Issuer or any other Restricted Subsidiary. Notwithstanding the foregoing, the Issuer may, and may permit any Restricted Subsidiary to, suffer to exist any such encumbrance or restriction:

          (1) pursuant to any agreement in effect on the Closing Date, and any amendments, extensions, refinancings, refundings, renewals, restatements or replacements of such agreements, provided that the amendments, encumbrances and restrictions in any such extensions, refinancings, renewals, restatements or replacements are no less favorable in any material respect to the Holders, than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed, restated or replaced;

          (2)  existing under or by reason of applicable law;

          (3) existing or arising in connection with any Permitted Senior Secured Debt or any Acquisition Debt;

          (4) pursuant to an agreement entered into in connection with Debt Incurred under clause (4) of the second paragraph of Section 1008; provided, however, that the provisions contained in such agreement related to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement that is the subject of the refinancing;

          (5) contained in any agreement relating to a Lien on any property or assets of a Restricted Subsidiary or the Issuer otherwise permitted under this Indenture, but only to the extent such restrictions restrict the transfer of the property subject to such Lien;

          (6) pursuant to customary nonassignment provisions entered into in the ordinary course of business in leases, licenses and other contracts to the extent such provisions restrict the transfer, sublicensing or any such license or subletting of any such lease or the assignment of rights under any such contract;

          (7) with respect to a Restricted Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary; provided that consumma-

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               tion of such transaction would not result in an Event of Default or an event that, with the passing of time or the giving of notice, or both, would constitute an Event of Default, that such restriction terminates if such transaction is closed or abandoned and that the closing or abandonment of such transaction occurs within one year of the date such agreement was entered into;

          (8) imposed pursuant to contracts for the sale of assets with respect to the transfer of the assets to be sold pursuant to such contract;

          (9) arising or agreed to in the ordinary course of business, not relating to any Debt, and that do not, individually, or in the aggregate, detract from the value of property or assets of the Issuer or any Restricted Subsidiary in any manner material to the Issuer or any Restricted Subsidiary; or

          (10) if such encumbrance or restriction is contained in the terms of any agreement entered into in connection with the Incurrence of Debt if (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Debt or agreement, (B) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Securities than is customary in comparable financings, and (C) the Issuer determines that any such encumbrance or restriction will not materially affect the Issuer's ability to make principal or interest payments on the Securities.

     Section 1013 Limitation on Liens. The Issuer may not, and may not permit any Restricted Subsidiary to, Incur or suffer to exist any Lien on or with respect to any property or assets now owned or hereafter acquired to secure any Debt without making, or causing such Restricted Subsidiary to make, effective provision for securing the Securities (x) equally and ratably with such Debt as to such property or assets for so long as such Debt will be so secured or (y) in the event such Debt is Debt of the Issuer which is subordinate in right of payment to the Securities, prior to such Debt as to such property or assets for so long as such Debt will be so secured.

     The foregoing restrictions shall not apply to:

          (1)  Liens in existence on the Closing Date;

          (2) Liens securing only the Securities or the Subsidiary Guarantees and any Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders arising under the provisions in this Indenture or the Security Documents;

          (3) Liens granted by a Restricted Subsidiary in favor of the Issuer or any Restricted Subsidiary;

          (4)  Liens to secure Permitted Senior Secured Debt;

          (5)  Liens securing Purchase Money Secured Debt;

          (6) Liens on property existing immediately prior to the time of acquisition thereof (and not Incurred in anticipation of the financing of such acquisition), provided that such Lien extends only to the acquired property;

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          (7)  Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary and not incurred in anticipation of becoming a Restricted Subsidiary, provided that such Lien extends only to the acquired property;

          (8) any interest in or title of a lessor to any property subject to a Capital Lease Obligation which is permitted under this Indenture;

          (9) Liens on the property or assets of a Restricted Subsidiary securing Debt of such Subsidiary, which Debt is permitted under this Indenture; or

          (10) Liens to secure Debt Incurred pursuant to clause (4) of the second paragraph of Section 1008; provided that such Lien does not extend to any property other than the property securing the Debt being replaced, refunded or refinanced pursuant to clause
               (4) of the second paragraph of Section 1008.

     Section 1014 Limitation on Issuance of Capital Stock of Restricted Subsidiaries. The Issuer will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except: (i) to the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer; (ii) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law; or
(iii) issuances or sales of Common Stock of a Restricted Subsidiary, provided that (x) the proceeds therefrom shall be treated as proceeds from an Asset Sale in accordance with Section 1015 and (y) if, immediately after giving effect to the issuance or sale, the Restricted Subsidiary would no longer constitute a Restricted Subsidiary, any Investment in any Person remaining after giving effect to the issuance or sale would have been permitted to be made under
Section 1011 if made on the date of the issuance or sale.

     Section 1015 Asset Sales.

          (1) The Issuer will not, and will not permit any Restricted Subsidiary to, consummate an Asset Sale unless: (i) the Issuer or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as evidenced by a Board Resolution), and (ii) at least 75% of the consideration received by the Issuer or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be cash or other Qualified Consideration.

          The Issuer or any Restricted Subsidiary may, within 365 days of the Asset Sale, invest the Net Cash Proceeds thereof (A) in property or assets used, or to be used, in the Internet Service Business, or in a company engaged primarily in the Internet Service Business (if and to the extent otherwise permitted under this Indenture), (B) permanently to repay Permitted Senior Secured Debt, Designated Senior Debt or other Debt that is pari passu with the Securities or the Subsidiary Guarantees, as applicable, and is secured by Liens that are prior to the Liens of the Security Documents, or (C) permanently to repay Debt of the Issuer or of a Restricted Subsidiary (in each case other than Subordinated Obligations) provided that Securities are redeemed on a pro rata basis with such Debt. The amount of such Net Cash Proceeds not used or invested within 365 days of the Asset Sale in the manner described in clauses (A), (B) or (C) above shall constitute "Excess Proceeds."

          In the event that Excess Proceeds exceed $10.0 million, the Issuer shall make an Offer to Purchase that amount of Securities equal to the amount of Excess Proceeds at a price equal to 100% of the principal amount of the Securities to be purchased, plus accrued and unpaid interest

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     to the date of purchase and, to the extent required by the terms thereof, any other Debt of the Issuer that is pari passu with the Securities or Debt of a Restricted Subsidiary. Each Offer to Purchase shall be mailed within 30 days following the date that the Issuer shall become obligated to purchase Securities with any Excess Proceeds. Following the completion of an Offer to Purchase, the amount of Excess Proceeds shall be deemed to be reset at zero and, to the extent there are any remaining Excess Proceeds, the Issuer may use such Excess Proceeds for any use which is not otherwise prohibited by this Indenture.

          The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Securities pursuant to such Offer to Purchase.

          (2) Not later than the date of the Offer with respect to an Offer to Purchase pursuant to this Section 1015, the Issuer shall deliver to the Trustee an Officers' Certificate as to (i) the Purchase Amount, (ii) the allocation of the Net Cash Proceeds from the Asset Sale(s) pursuant to which such Offer is being made, including, if amounts are invested in assets related to the business of the Issuer, the actual assets acquired and a statement indicating the relationship of such assets to the business of the Issuer and (iii) the compliance of such allocation with the provisions of Section 1015(1).

          The Issuer shall perform its obligations specified in the Offer for the Offer to Purchase. On or prior to the Purchase Date, the Issuer shall
     (i) accept for payment (on a pro rata basis, if necessary) Securities or portions thereof tendered pursuant to the Offer, (ii) deposit with the Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) money sufficient to pay the purchase price of all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee all Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Issuer. The Paying Agent (or the Issuer, if so acting) shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Security not accepted for payment shall be promptly mailed or delivered by the Issuer to the Holder thereof. Upon surrender of a Global Security that is purchased in part pursuant to an Offer to Purchase, the Paying Agent shall forward such Global Security to the Trustee who shall make a notation in its records to reduce the principal amount of such Global Security to an amount equal to the unpurchased portion of such Global Security. The Issuer shall publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

     Section 1016 Change of Control.

          (1) If a Change of Control shall occur at any time, then each Holder of Securities shall have the right to require that the Issuer purchase such Holder's Securities, in whole or in part in integral multiples of $1,000, at a purchase price in cash, in an amount equal to 101% of the principal amount of such Securities or portion thereof, plus accrued and unpaid interest, to the date of purchase, pursuant to the Offer to Purchase and in accordance with the other procedures set forth in this Indenture. Within 30 days following the Change of Control, the Issuer will mail an Offer to Purchase to each Holder describing the transaction or transactions that constitute the Change of Control and offering to purchase Securities on the date specified in the Offer to Purchase. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws

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               and regulations thereunder to the extent such laws and
               regulations are applicable in connection with the purchase of the Securities pursuant to the Offer to Purchase.

          (2) The Issuer shall perform its obligations specified in the Offer to Purchase and the Trustee shall perform its obligations arising hereunder in connection therewith. Prior to the Purchase Date, the Issuer shall (i) accept for payment Securities or portions thereof tendered pursuant to the Offer, (ii) deposit with the Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) money sufficient to pay the purchase price of all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee all Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Issuer. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security or Securities equal in principal amount to any unpurchased portion of the Security surrendered as requested by the Holder. Any Security not accepted for payment shall be promptly mailed or delivered by the Issuer to the Holder thereof. Upon surrender of a Global Security that is purchased in part pursuant to an Offer to Purchase, the Paying Agent shall forward such Global Security to the Trustee who shall make a notation in its records to reduce the principal amount of such Global Security to an amount equal to the unpurchased portion of such Global Security. The Issuer shall publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

          (3) Notwithstanding the foregoing, the Issuer will not be required to make an Offer to Purchase upon a Change of Control if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in this
               Section 1016 and this Indenture applicable to the Offer to Purchase made by the Issuer and purchases all Securities validly tendered and not withdrawn under such Offer to Purchase.

     Section 1017 Transactions with Affiliates and Related Persons. The Issuer may not, and may not permit any Restricted Subsidiary to, enter into any transaction (or series of related transactions) not in the ordinary course of business with an Affiliate or Related Person of the Issuer (other than the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer) involving aggregate consideration in excess of $2.0 million, including any Investment, either directly or indirectly, unless such transaction is on terms no less favorable to the Issuer or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or Related Person and is in the best interests of the Issuer or such Restricted Subsidiary. For any transaction (or series of related transactions) that involves aggregate consideration in excess of $2.0 million but less than or equal to $10.0 million, the Chief Executive Officer, President, Chief Financial Officer, or Chief Operating Officer of the Issuer shall determine that the transaction satisfies the above criteria and shall evidence such a determination by an Officer's Certificate filed with the Trustee. For any transaction that involves aggregate consideration in excess of $10.0 million, (a) a majority of the disinterested members of the Board of Directors shall determine that the transaction satisfies the above criteria and evidence such determination in a Board Resolution or (b) the Issuer shall obtain a written opinion of a nationally recognized investment banking or appraisal firm stating that the transaction is fair to the Issuer or such Restricted Subsidiary.

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     The foregoing limitation does not apply, and shall not apply, to (i) any transaction solely between the Issuer and any Wholly Owned Restricted Subsidiary of the Issuer or solely between any of the Issuer's Wholly Owned Restricted Subsidiaries; (ii) the payment of reasonable and customary regular fees to directors of the Issuer or its Restricted Subsidiaries who are not employees of the Issuer or its Restricted Subsidiaries; (iii) licensing or sublicensing or the use of any intellectual property by the Issuer or any Wholly Owned Restricted Subsidiary of the Issuer to the Issuer or any Wholly Owned Restricted Subsidiary of the Issuer; (iv) any transaction entered into for the purpose of granting or altering registration rights with respect to any Capital Stock of the Issuer; (v) any Restricted Payments not prohibited by Section 1011, (vi) indemnification or insurance provided to officers or directors of the Issuer,
(vii) sales of Capital Stock of the Issuer to Affiliates, or (viii) compensation, severance and employee benefit arrangements with any officer, director or employee of the Issuer or any Restricted Subsidiary, including under any stock option or stock incentive plans, in the ordinary course of business or in connection with the Plan.

     Section 1018 Unrestricted Subsidiaries. The Issuer may designate any Subsidiary of the Issuer to be an "Unrestricted Subsidiary" as provided below, in which event such Subsidiary and each other Person that is then, or thereafter becomes, a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary. "Unrestricted Subsidiary" means (1) any Subsidiary designated as such by the Board of Directors as set forth below where (a) no default with respect to any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt in a principal amount in excess of $10.0 million of the Issuer and its Subsidiaries (other than another Unrestricted Subsidiary) to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity and (b) the Issuer could make a Restricted Payment in an amount equal to the greater of the fair market value and book value of such Subsidiary at the time of designation pursuant to Section 1011 and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the aggregate amount available for Restricted Payments thereunder and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may not designate a Subsidiary to be an Unrestricted Subsidiary if such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any other Subsidiary of the Issuer which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary and shall be deemed to have made such designation if at such time the condition set forth in clause (a) in the definition of "Unrestricted Subsidiary" shall cease to be true, in which case any Debt of such Subsidiary shall be deemed to be Incurred as of such date.

     The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Issuer could incur at least $1.00 of additional Debt under the first paragraph of Section 1008 on a pro forma consolidated basis taking into account such designation.

     Section 1019 Provision of Financial Information. Whether or not the Issuer is required to be subject to Section 13(a) or 15(d) of the Exchange Act, the Issuer shall file with the Commission the annual reports, quarterly reports and other documents which the Issuer would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Issuer were so required, such documents to be filed with the Commission on or prior to the respective dates (each a "Required Filing Date," collectively, the "Required Filing Dates") by which the Issuer would have been required so to file such documents if the Issuer were so required. The Issuer shall also in any event (a) within 15 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders, and (ii) file with the

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Trustee, copies of the annual reports, quarterly reports and other documents which the Issuer files with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto or would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provisions thereto if the Issuer were required to be subject to such Sections and (b) if filing such documents by the Issuer with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective Holder.

     Section 1020 Statement by Officers as to Default; Compliance Certificates.

          (1) The Issuer and each Subsidiary Guarantor will deliver to the Trustee, within 90 days after the end of its fiscal year, which initially shall be September 30, and within 60 days after the end of each fiscal quarter (other than the fourth fiscal quarter), of the Issuer ending after the date hereof an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Issuer or any Subsidiary Guarantor is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture or the Security Documents, and if the Issuer or any Subsidiary Guarantor shall be in default, specifying all such Defaults and Events of Default and the nature and status thereof of which they may have knowledge.

          (2) The Issuer shall deliver to the Trustee, as soon as possible and in any event within 10 days after the Issuer becomes aware of the occurrence of a Default or an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or Default, and the action which the Issuer proposes to take with respect thereto.

          (3) The Issuer shall deliver to the Trustee within 90 days after the end of each fiscal year a written statement by the Issuer's independent public accountants stating (A) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, and (B) whether, in connection with their audit examination, any event which, with notice or the lapse of time or both, would constitute an Event of Default under Section 1008 and Section 1011 has come to their attention and, if such a default has come to their attention, specifying the nature and period of the existence thereof.

     Section 1021 Waiver of Certain Covenants. The Issuer may omit in any particular instance to comply with any covenant or condition set forth in
Section 801 and Sections 1004 to 1018, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect; provided, however, with respect to an Offer to Purchase relating to a Change of Control, no such waiver may be made or shall be effective against any Holder not consenting to such waiver, and the Issuer may not omit to comply with the terms of such Offer as to such Holder.

     Section 1022 Perfection of Security Interests. The Issuer shall preserve the security interests granted under the Security Documents and undertake all actions which are required by applicable law or necessary or appropriate in the reasonable judgment of the Trustee to (a) maintain the security interest of the Trustee in the Collateral in full force and effect at all times (including the priority thereof), and (b) preserve and protect the Collateral and protect and enforce the Issuer's rights and title and the rights of the

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Trustee to the Collateral, including, without limitation, the making or delivery of all filings and recordations, the payment of fees and other charges and the issuance of supplemental documentation for such purposes.

     Section 1023 Consummation of Plan of Reorganization. No provision of this Indenture shall prevent the Issuer from consummating the Plan and the transactions contemplated thereby.

     Section 1024 Future Subsidiary Guarantors. The Issuer shall cause each Person that becomes a Domestic Restricted Subsidiary following the Closing Date to become a Subsidiary Guarantor by causing such Person to execute and deliver to the Trustee a Supplemental Indenture as provided in Section 1406 at the time such Person becomes a Domestic Restricted Subsidiary. In addition, the Company shall cause each Person that is a Domestic Restricted Subsidiary on the date hereof and is not a party to this Agreement to (a) become a Subsidiary Guarantor by causing such Person to execute and deliver to the Trustee a Supplemental Indenture as provided in Section 1406 and (b) to execute such Security Documents as necessary to secure the due and punctual payment of principal of (and premium, if any) and interest on the Securities as provided in Article Thirteen, in each case as soon as practicable following the date on which such Domestic Restricted Subsidiary is no longer party or subject to any Debt or other agreements or arrangements, in each case to the extent existing on the date hereof, which restrict or limit such Domestic Restricted Subsidiary's ability to guarantee the Securities or secure the due and punctual payment of principal of (and premium, if any) and interest on the Securities as provided in Articles Thirteen and Fourteen, respectively; provided, however, that in no event shall
                                     --------  -------
any such Domestic Restricted Subsidiary be required to become a Subsidiary Guarantor solely as a result of any extension, renewal, amendment, refinancing or refunding or any such Debt in accordance with the terms of this Agreement.

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

     Section 1101 Right of Redemption. The Issuer may at any time redeem up to 100% of the Outstanding Securities at a Redemption Price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, to but excluding the date of redemption unless a Change of Control has occurred and the Issuer has not consummated an Offer to Purchase in connection therewith, in which case the Redemption Price shall be 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to but excluding the date of redemption. All accrued and unpaid interest must be paid in cash.

     Section 1102 Applicability of Article. Redemption of Securities at the election of the Issuer, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article.

     Section 1103 Election to Redeem; Notice to Trustee. The election of the Issuer to redeem any Securities pursuant to Section 1101 shall be evidenced by a Board Resolution of the Issuer. In case of any redemption at the election of the Issuer of the Securities, the Issuer shall, at least 25 days prior to the Redemption Date fixed by the Issuer (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Securities to be redeemed.

     Section 1104 Selection by Trustee of Securities to Be Redeemed. If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, in compliance with the requirements of the principal national securities exchange, if any,

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on which the Securities are listed, or, if the Securities are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Securities of a denomination larger than $1,000.

     The Trustee shall promptly notify the Issuer and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

     Section 1105 Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 15 nor more than 60 days prior to the Redemption Date by the Issuer, or at its request by the Trustee, to each Holder of Securities to be redeemed, (with a copy to the Trustee, delivered or mailed to the Corporate Trust Office) at his address appearing in the Security Register.

          (1) All notices of redemption shall include the CUSIP number and shall state:

          (2)  the Redemption Date,

          (3)  the Redemption Price,

          (4) if less than all the Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

          (5) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and that interest thereon will cease to accrue on and after said date, and

          (6) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

     Notice of redemption of Securities to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer's request, by the Trustee in the name and at the sole expense of the Issuer.

     Section 1106 Deposit of Redemption Price. On or prior to 10 a.m., New York City time, on any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

     Section 1107 Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and any accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuer at the Redemption Price, together with any applicable accrued interest

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to the Redemption Date; provided, however, that installments of interest whose
Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to its terms and the provisions of Section 308.

     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate provided by the Security.

     Section 1108 Securities Redeemed in Part. Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Issuer designated for that purpose pursuant to Section 1002 (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                                 ARTICLE TWELVE

                       DEFEASANCE AND COVENANT DEFEASANCE

     Section 1201 Issuer's Option to Effect Defeasance or Covenant Defeasance. The Issuer may at its option by Board Resolution, at any time, elect to have either Section 1202 or Section 1203 applied to the Outstanding Securities upon compliance with the conditions set forth below in this Article Twelve.

     Section 1202 Defeasance and Discharge. Upon the Issuer's exercise of the option provided in Section 1201 applicable to this Section, the Issuer shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Securities to receive, solely from the trust fund described in
Section 1204 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such Securities when such payments are due, (B) the Issuer's obligations with respect to such Securities under Sections 304, 305, 306, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Twelve. Subject to compliance with this Article Twelve, the Issuer may exercise its option under this Section 1202 notwithstanding the prior exercise of its option under Section 1203.

     Section 1203 Covenant Defeasance. Upon the Issuer's exercise of the option provided in Section 1201 applicable to this Section, (i) the Issuer shall be released from its obligations under Sections 1005 through 1018, inclusive, and Clauses (3), (4) and (5) of Section 801 and (ii) the occurrence of an event specified in Sections 501(3), 501(4) (with respect to Clauses (3), (4) or (5) of
Section 801), 501(5) (with respect to any of Sections 1005 through 1018, inclusive), 501(6), 501(7), 501(10) and 501(11) shall not be deemed to be an Event of Default on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"). For this purpose, such covenant defeasance means that the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Clause, whether directly or indirectly by reason of any reference elsewhere

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herein to any such Section or Clause or by reason of any reference in any such
Section or Clause to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

     Section 1204 Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 1202 or Section 1203 to the then Outstanding Securities:

          (1) The Issuer shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 609 who shall agree to comply with the provisions of this Article Twelve applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and each installment of interest on the Securities on the Redemption Date or on the Stated Maturity, as the case may be, of such principal or installment of interest in accordance with the terms of this Indenture and of such Securities. For this purpose, a U.S. Government Obligation means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

          (2) In the case of an election under Section 1202, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that
               (x) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

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          (3)  In the case of an election under Section 1203, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred.

          (4) The Issuer shall have delivered to the Trustee an Officer's Certificate to the effect that the Securities, if then listed on any securities exchange, will not be delisted as a result of such deposit.

          (5) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in Section 608 and for purposes of the Trust Indenture Act with respect to any securities of the Issuer.

          (6) No Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as subsections 501(8) and (9) are concerned, at any time during the period ending on the 121st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

          (7) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Issuer or any Restricted Subsidiaries is a party or by which it is bound.

          (8) The Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1202 or the covenant defeasance under
               Section 1203 (as the case may be) have been complied with.

          (9) Such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.

     Section 1205 Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee--collectively, for purposes of this Section 1205, the "Trustee") pursuant to Section 1204 in respect of the Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1204 or the principal and

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interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

     Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon Issuer Request any money or U.S. Government Obligations held by it as provided in Section 1204 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

     Section 1206 Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 1202 or 1203 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's obligations under this Indenture, the Security Documents and the Securities, and the obligations of the Security Guarantors under the Indenture and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article Twelve until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1202 or 1203; provided, however, that if the Issuer makes any payment of principal of (and premium, if any) or interest on any Security following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or the Paying Agent.

                                ARTICLE THIRTEEN

                              SECURITY ARRANGEMENTS

     Section 1301 Collateral and Security Documents. (a) To secure the due and punctual payment of principal of (and premium, if any) and interest on the Securities by the Issuer when and as the same shall be due and payable, whether on an Interest Payment Date, at Stated Maturity, by acceleration, call for redemption, upon an Offer to Purchase, or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), on the Securities and performance of all other Obligations of the Issuer and the Subsidiary Guarantors to the Holders of the Securities, the Trustee or the Collateral Agent under this Indenture, the Securities, the Subsidiary Guarantees, and the Security Documents, according to the terms hereunder or thereunder, each of the Issuer and the Subsidiary Guarantors will enter into the Security Documents, to create the security interests with respect to the Collateral (other than Excluded Property as defined in the applicable Security Document) (except to the extent that granting such Liens is precluded by the provisions or the documents evidencing Existing Debt as in effect on the Closing Date). The Trustee, the Collateral Agent, the Subsidiary Guarantors and the Issuer hereby acknowledge and agree that the Collateral Agent holds the Collateral in trust for the benefit of the Holders and the Trustee, among others, pursuant to the terms of the Security Documents.

          (b) Each Holder, by accepting a Security, agrees to all of the terms and provisions of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with the terms thereof and hereof, and authorizes and directs the Trustee, in its capacity as Collateral Agent, to perform their respective obligations and exercise their respective rights under the Security Documents in accordance therewith; provided, however, that if any provisions of the Security Documents limit,
--------  -------
qualify or conflict with the duties imposed by the provisions of the Trust Indenture Act, the Trust Indenture Act will control.

          (c) As more fully set forth in, and subject to the provisions of, the Security Documents, the Holders, and the Trustee on behalf of such Holders, will have rights in and to the Collateral that are

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subject to the rights that have been or may be created in favor of the holders of other Debt and obligations of the Company.

          (d) As among the Holders, the Collateral shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other.

          (e) With respect to the Trustee acting as Collateral Agent, the Trustee (i) shall not be deemed to have breached its fiduciary duty as Trustee to the Holders as a result of the performance of its duties as Collateral Agent to the extent it acts in compliance with the Security Documents and (ii) shall not be liable to the Holders for any such action or inaction. The rights and interests created under this Indenture shall be subject to the terms of the Security Documents.

          (f) The Issuer and the Subsidiary Guarantors shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents to which it is a party, to assure and confirm to the Trustee, in its capacity as Collateral Agent, the Liens on the Collateral contemplated hereby and by the Security Documents to which it is a party, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities and each Subsidiary Guarantee secured thereby, as applicable, according to the intent and purposes herein and therein expressed. The Issuer shall take, as required by applicable law, any and all actions reasonably required to cause the Security Documents to which it is a party to create and maintain, as security for the Obligations of the Issuer under this Indenture and the Securities and the Security Documents to which it is a party, to be valid and enforceable, perfected (except as expressly provided herein and therein) Liens in and on all the Collateral in favor of the Collateral Agent for the benefit of the Trustee and for the equal and ratable benefit of the Holders of the Securities. Each Subsidiary Guarantor shall take, as required by applicable law, any and all actions reasonably required to cause the Security Documents to which it is a party for its Obligations under each Subsidiary Guarantee and the Security Document related thereto, to be valid and enforceable, perfected, (except as expressly provided herein or therein), Liens in favor of the Collateral Agent for the benefit of the Trustee and for the equal and ratable benefit of the Holders of the Securities.

     Section 1302 Release of Collateral. Collateral may be released from the security interest created by the Security Documents at any time or from time to time, and the Security Documents may be terminated, in accordance with the provisions of this Indenture and the Security Documents. The release of any Collateral from the terms hereof and of the Security Documents or the release of, in whole or in part, the Liens created by the Security Documents, or the termination of the Security Documents, will not be deemed to impair the Lien on the Collateral in contravention of the provisions hereof if and to the extent the Collateral or Liens are released, or the Security Documents are terminated, pursuant to this Indenture and the applicable Security Documents. The Trustee and each of the Holders acknowledge that a release of Collateral or a Lien strictly in accordance with the terms of the Security Documents will not be deemed for any purpose to be an impairment of the Lien on the Collateral in contravention of the terms of this Indenture. To the extent applicable, the Issuer and each obligor on the Securities shall cause (S) 314(d) of the Trust Indenture Act relating to the release of property or securities from the Lien hereof and of the Security Documents to be complied with. Any certificate or opinion required by (S) 314(d) of the Trust Indenture Act may be made by an officer of the Issuer, except in cases which (S) 314(d) of the Trust Indenture Act requires that such certificate or opinion be made by an independent person. In releasing any Collateral pursuant to the terms of the Indenture, including the provisions of Section 1307(a) hereof, or any Security Document, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, in addition to the documents required by Section 102, an Officers Certificate certifying that such release is authorized or permitted by this Indenture, the Security Documents and any Permitted Senior Secured Debt Documentation and that all conditions precedent, if any, to such release have been satisfied.

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     Section 1303 Opinions as to Recording.

          (a) Each of the Issuer and the Subsidiary Guarantors represents that it has caused or will promptly cause to be executed and delivered, filed and recorded and covenants that it will promptly cause to be executed and delivered and filed and recorded, all instruments and documents, and represents that it has done and will do or will cause to be done all such acts and other things, at the Issuer's or the Subsidiary Guarantors' expense, as applicable, as are necessary to subject the applicable Collateral to valid Liens and to perfect those Liens to the extent contemplated by the Security Documents. Each of the Issuer and the Subsidiary Guarantors shall, as promptly as practicable, cause to be executed and delivered, filed and recorded all instruments and do all acts and other things as may be required by law to perfect, maintain and protect the Liens under the applicable Security Documents to which it is party (except as otherwise expressly provided herein and therein) to the extent contemplated by the Security Documents.

          (b) The Issuer and the Subsidiary Guarantors shall furnish to the Trustee and the Collateral Agent promptly after the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments or otherwise necessary to make effective the Liens intended to be created by the Security Documents and reciting the details of such action, or
(ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective. Such Opinion of Counsel shall cover the necessity for recordings, registrations and filings required in all relevant jurisdictions.

          (c) The Issuer and the Subsidiary Guarantors shall furnish to the Trustee and the Collateral Agent within 3 months after each anniversary of the Closing Date, an Opinion of Counsel, dated as of such date, stating either that
(i) in the opinion of such counsel, all action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance or otherwise as is necessary to maintain the effectiveness of the Liens intended to be created by the Security Documents and reciting the details of such action or (ii) in the opinion of such counsel, no such action is necessary to maintain the effectiveness of such Liens. Such opinion of counsel shall cover the necessity of recordings, registrations, filing, re-recordings, re-registrations and refilings in all relevant jurisdictions.

          (d) The Issuer and the Subsidiary Guarantors shall otherwise comply with the provisions of Section 314(b) and, as applicable Sections 314(c), (d) and (e) of the Trust Indenture Act.

     Section 1304 Further Assurances and Security. The Issuer and the Subsidiary Guarantors will execute, acknowledge and deliver to the Trustee, at the Issuer's and/or such Subsidiary Guarantor's expense, at any time and from time to time such further assignments, transfers, assurances or other instruments as may be reasonably required to effectuate the terms of this Indenture and the Security Documents, and will at any time and from time to time do or cause to be done all such acts and things as may be necessary or proper, or as may be reasonably required by the Trustee, to assure and confirm to the Trustee, in its capacity as Collateral Agent, the Liens in the Collateral contemplated hereby and by the Security Documents, all to the extent contemplated by the Security Documents.

     Section 1305 Authorization of Actions to be Taken by Collateral Agent Under the Security Documents. The Trustee, in its capacity as Collateral Agent, may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Security Documents and (b) collect and receive any and all amounts payable in respect of the obligations of the Issuer and the Subsidiary Guarantors hereunder. The Trustee, in its capacity as Collateral Agent, shall have the power to institute and to maintain such suits and proceedings as such Person may deem expedient to prevent any impairment of the Collateral by any

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acts that may be unlawful or in violation of the Security Documents, or this
Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other government enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

     Section 1306 Authorization of Receipt of Funds by the Trustee Under the Security Documents. The Trustee, in its capacity as Collateral Agent, is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Security Documents.

     Section 1307 Covenants of Collateral Agent with Respect to Permitted Senior Secured Debt.

          (a) The Trustee, in its capacity as Collateral Agent, and any successor Collateral Agent, hereby agrees that, substantially simultaneously with (i) the Issuer and/or any Restricted Subsidiary entering into one or more secured term loan and/or secured revolving credit facilities (each, a "Permitted Senior Facility") with one or more commercial banks and/or other financial institutions, indebtedness under which will constitute Permitted Senior Secured Debt or (ii) the Issuer or any Subsidiary Guarantor entering into an agreement to Guarantee (each, a "Permitted Senior Guaranty") any Designated Senior Debt, it shall, upon the written request of the Issuer, either:

               (1) enter into a definitive intercreditor agreement and other related documentation (collectively, the "Permitted Senior Secured Debt Documentation") with the lenders, administrative agent and/or collateral agent under such Permitted Senior Facility or Permitted Senior Guaranty, as applicable (the "Senior Debt Administrative Agent"), to effectuate the priority of the Lien granted under such Permitted Senior Facility or Permitted Senior Guaranty, as applicable, over the Lien of the Collateral Agent with respect to the Collateral to the extent contemplated herein; provided, that the terms of the Permitted Senior Secured Debt Documentation comply with the Permissive Terms (as such term is defined below), or

               (2) release its Lien with respect to Collateral that the Issuer shall designate as having a fair market value equal to or as close as practicable to 1.5 multiplied by the amount of the Permitted Senior Facility or the Permitted Senior Guaranty, as applicable, while retaining its security interest in the remainder of the Collateral, it being expressly understood that the Trustee shall have no obligation to investigate or otherwise determine the value of any such Collateral for the purpose of such release, the Trustee being entitled for these purposes to rely on the designation of the Issuer if made reasonably and in good faith.

          (b) As used in this Agreement, the term "Permissive Terms" shall mean

               (1) that the aggregate indebtedness comprising Permitted Senior Secured Debt and Designated Senior Debt shall not exceed $20,000,000;

               (2) that the Lien granted to the Senior Debt Administrative Agent to secure Permitted Senior Secured Debt or Designated Senior Debt, as applicable, shall not extend to property or assets in excess of property or assets having a fair market value equal to or as close as practicable to 1.5 multiplied by the amount of the Permitted Senior Facility or Permitted Senior Guaranty, as applicable;

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               (3) that notwithstanding the date, manner or order of attachment or perfection or the description of any collateral or security interests, Liens, claims or encumbrances covered or granted by the Security Documents or any similar documents entered into between the Issuer or any Subsidiary Guarantor and the Senior Debt Administrative Agent, the security interest of the Collateral Agent in the Collateral is and shall be subordinate to the security interest of the Senior Debt Administrative Agent in the Collateral;

               (4) that the Collateral Agent will not ask, demand or sue for any right or remedy in respect of the Collateral or proceeds thereof that secures the obligations owed by the Issuer or any Subsidiary Guarantor to the Senior Debt Administrative Agent (the "Senior Obligations") until the Senior Obligations are paid in full;

               (5) that so long as any Senior Obligations shall remain unpaid, the Collateral Agent will not commence any enforcement, collection, levy or foreclosure proceeding with respect to the Collateral or proceeds of Collateral;

               (6) that upon receiving written request by the Senior Debt Administrative Agent, the Collateral Agent will release its Liens and security interests in any Collateral upon any sale, lease, transfer or other disposition of such Collateral pursuant to the terms of the agreements governing the Permitted Senior Facility or Permitted Senior Guaranty, as applicable (but subject to the rights of the Collateral Agent in and to such Collateral and any proceeds thereof to the extent of any excess thereof over the amount of the Senior Obligations); and

               (7) that the Collateral Agent will refrain from contesting, bringing or joining any action or proceeding contesting the validity, perfection or priority of the security interest of the Senior Debt Administrative Agent in the Collateral to the extent of the Senior Obligations.

          (c) In (i) executing any Permitted Senior Debt Documentation or any amendment or supplement thereto or (ii) releasing its Lien with respect to Collateral pursuant to Section 1307(a)(2) hereof, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, in addition to the documents required by Section 102 hereof, an Opinion of Counsel stating (a) in the case of (i) above, that the execution and delivery of such Permitted Senior Secured Debt Documentation or amendment or supplement, as the case may be, is authorized and permitted by this Indenture, that the terms of such Permitted Senior Secured Debt Documentation or amendment or supplement, as the case may be, comply with the Permissive Terms and that all conditions precedent to the execution and delivery of such Permitted Senior Secured Debt Documentation have been satisfied or (b) in the case of (ii) above, that the release of such Collateral is authorized and permitted by this Indenture and that all conditions precedent to the relase of Collateral have been satisfied.

                                ARTICLE FOURTEEN

                              SUBSIDIARY GUARANTEES

     Section 1401 Subsidiary Guarantees. Subject to Article Fifteen, each Subsidiary Guarantor, together with any Restricted Subsidiary which in accordance with Section 1010 or Section 1024 hereof is required in the future to guarantee the Obligations of the Issuer under the Securities and this Indenture, upon execution of a supplemental indenture, hereby jointly and severally and irrevocably and uncon-

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ditionally guarantees to the Trustee and to each Holder irrespective of the validity or enforceability of this Indenture or the Securities or the Obligations of the Issuer and the Subsidiary Guarantors under this Indenture and the Security Documents, that: (i) the principal of, premium, if any, any interest, on the Securities (including, without limitation, any interest that accrues after, or would accrue but for, the commencement of a proceeding of the type described in Sections 501(8) and (9)) and any fees, expenses and other amounts owing under this Indenture will be duly and punctually paid in full when due, whether at Stated Maturity, by acceleration, mandatory redemption, call for redemption, upon an Offer to Purchase or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and any other amounts due in respect of the Securities and the Security Documents, and all other Obligations of the Issuer, including the Issuer's Obligations to the Holders of the Securities under this Indenture, the Securities and the Security Documents and Subsidiary Guarantors under this Indenture, the Security Documents and the Subsidiary Guarantees, whether now or hereafter existing, will be promptly paid in full or performed, all strictly in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, mandatory redemption, call for redemption, upon an Offer to Purchase or otherwise. If payment is not made when due (after taking into account any applicable grace period) of any amount so guaranteed for whatever reason, each Subsidiary Guarantor shall be jointly and severally obligated to pay the same individually whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to Section
502. An Event of Default under this Indenture or the Securities shall constitute an Event of Default under each Subsidiary Guarantee, and shall entitle the Holders to accelerate the Obligations of each Subsidiary Guarantor hereunder in the same manner and to the same extent as the Obligations of the Issuer. Each Subsidiary Guarantee is intended to be superior to or pari passu in right of payment with all Debt of the respective Subsidiary Guarantor other than Permitted Senior Secured Debt and Designated Senior Debt and each Subsidiary Guarantor's Obligations are independent of any Obligation of the Issuer or any other Subsidiary Guarantor. Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor, and that such Subsidiary Guarantor will remain bound under this Article Fourteen notwithstanding any extension or renewal of any Obligation.

     Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Issuer of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof;
(c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder, the Collateral Agent or the Trustee for the Obligations or any of them; (e) the failure of any Holder, the Trustee or the Collateral Agent to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of such Subsidiary Guarantor.

     Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

     Each Subsidiary Guaranty is, to the extent and in the manner set forth in Article Fifteen, subordinated and subject in right of payment to the prior payment in full of all Designated Senior Debt of the

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Subsidiary Guarantor giving such Subsidiary Guaranty and is made subject to such provisions of this Indenture.

     Except as expressly set forth in Sections 1014, 803 and 1201, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity, except for any gross negligence, willful misconduct or bad faith by such Holder or the Trustee.

     Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or premium, if any, or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

     In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, and subject in all instances to Article Fifteen hereof, upon the failure of the Issuer to pay the principal of or premium, if any, or interest on any Obligation when and as the same shall become due, whether at Stated Maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations, (ii) accrued and unpaid premium, if any, and interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders, the Trustee and the Collateral Agent.

     Subject to Article Fifteen, until such time as the Securities and the other Obligations of the Issuer guaranteed hereby have been satisfied in full, each Subsidiary Guarantor hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against the Issuer or any other Subsidiary Guarantor that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor's Obligations under its Subsidiary Guarantee including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Holders, the Trustee or the Collateral Agent against the Issuer or any other Subsidiary Guarantor or any security, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer or any other Subsidiary Guarantor, directly or indirectly, in cash or other Property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to such Subsidiary Guarantor in violation of the preceding sentence at any time prior to the later of the payments in full of the Securities and all other amounts payable under this Indenture and each Subsidiary Guarantee upon the Maturity of the Securities, such amount shall be held in trust for the benefit of the Holders and the Trustee and shall forthwith be paid to the Trustee to be credited and applied to the Securities and all other amounts payable under each Subsidiary Guarantee, whether matured or unmatured, in accordance with the terms of this Indenture, or to be held as security for any Obligations or other amounts payable under any Subsidiary Guarantee thereafter arising.

     Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 1401 is knowingly made in contemplation of such benefits. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) subject to this Article Fourteen, the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article Five for the purposes of each Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any acceleration of such Obligations guaranteed hereby as provided in Article Five, such Obligations (whether or not due and payable) shall, subject to Article Fifteen hereof, forthwith become due and payable by the Subsidiary Guarantor for the purposes of each Subsidiary Guarantee.

     A Subsidiary Guarantor that makes a distribution or payment under a Subsidiary Guarantee shall be entitled to contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each such other Subsidiary Guarantor for all payments, damages and expenses incurred by that Subsidiary Guarantor in discharging the Issuer's obligations with respect to the Securities and this Indenture or any other Subsidiary Guarantor with respect to its Subsidiary Guarantee, so long as the exercise of such right does not impair the rights of the Holders of the Securities under the Subsidiary Guarantees.

     Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 1401.

     Section 1402 Limitation on Liability. The Obligations of each Subsidiary Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the Obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the Obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law or otherwise not being void, voidable or unenforceable under any bankruptcy, reorganization, receivership, insolvency, liquidation or other similar legislation or legal principles under any applicable foreign law. Each Subsidiary Guarantor that makes a payment or distribution under its Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

     Section 1403 Successors and Assigns. This Article Fourteen shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

     Section 1404 No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article Fourteen shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article Fourteen at law, in equity, by statute or otherwise.

     Section 1405 Modification. No modification, amendment or waiver of any provision of this Article Fourteen, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

     Section 1406 Execution of Supplemental Indenture for Future Subsidiary Guarantors. Each Subsidiary which is required to become a Subsidiary Guarantor pursuant to Section 1024 shall promptly execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit A hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article Fourteen and shall guarantee the Obligations, subject in all respects to Article Fifteen hereof. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guaranty of such Subsidiary Guarantor is a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.

     Section 1407 Execution and Delivery of Subsidiary Guarantees. To further evidence the Subsidiary Guarantee set forth in Section 1401 hereof, each Subsidiary Guarantor hereby agrees that notation of the Subsidiary Guarantee shall be endorsed on each Security authenticated and delivered by the Trustee and executed by either manual or facsimile signature of an authorized officer of such Subsidiary Guarantor. Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 1401 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of the Subsidiary Guarantee. If an officer of the Subsidiary Guarantor whose signature is on this Indenture or a Security no longer holds that office at the time the Trustee authenticates such Security or at any time thereafter, the Subsidiary Guarantor's Subsidiary Guarantee of such Security shall be valid nevertheless. The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of such Subsidiary Guarantor, whether or not the notation of Subsidiary Guarantee is endorsed thereon.

     Section 1408 Release of Subsidiary Guarantor.

          (a) Upon the sale or other disposition (by merger or otherwise) of a Subsidiary Guarantor, or the sale of all or substantially all of the assets of a Subsidiary Guarantor, to a Person other than the Issuer or a Restricted Subsidiary and pursuant to a transaction that is otherwise in compliance with this Indenture (including as described in Section 803 hereof and as described in Section 1015 hereof), such Subsidiary Guarantor shall be deemed released from its Subsidiary Guarantee and the related Obligations set forth in this Indenture; provided that any such termination shall occur only to the extent that all Obligations of such Subsidiary Guarantor under all of its Guarantees of and under all of its pledges of assets or other security interests which secure, other Indebtedness of the Issuer or any other Restricted Subsidiary shall also terminate or be released upon such sale or other disposition. Each Subsidiary Guarantor that is designated as an Unrestricted Subsidiary in accordance with this Indenture shall be released from its Subsidiary Guarantee and the related Obligations set forth in this Indenture so long as it remains an Unrestricted Subsidiary.

          (b) Any Subsidiary Guarantee by a Foreign Restricted Subsidiary shall be automatically and unconditionally released and discharged, as evidenced by a supplemental indenture executed by the Issuer and the Subsidiary Guarantors, if any, and the Trustee, upon the release or discharge of the

Guarantee which resulted in the creation of such Foreign Restricted Subsidiary's Subsidiary Guarantee and all other Guarantees of the Obligations of any obligor on the Securities, except a discharge or release by, or as a result of, payment under such Guarantee.

                                 ARTICLE FIFTEEN

                     SUBORDINATION OF SUBSIDIARY GUARANTEES

     Section 1501 Agreement to Subordinate. Each Subsidiary Guarantor agrees, and each Holder by accepting a Security agrees, that the Obligations of such Subsidiary Guarantor are subordinated in right of payment, to the extent and in the manner provided in this Article Fifteen, to the payment when due of all Designated Senior Debt of such Subsidiary Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Designated Senior Debt. Subject to the foregoing, the Obligations of each Subsidiary Guarantor shall in all respects rank pari passu with all existing and future Senior Debt of such Subsidiary Guarantor and senior to all existing and future subordinated Debt of such Subsidiary Guarantor, and only Designated Senior Debt shall rank senior to the Obligations of such Subsidiary Guarantor in accordance with the provisions set forth herein.

     Section 1502 Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of any Subsidiary Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Subsidiary Guarantor or its property:

          (1) holders of Designated Senior Debt of such Subsidiary Guarantor shall be entitled to receive payment in full in cash of such Designated Senior Debt before Holders shall be entitled to receive any payment pursuant to any Obligations of such Subsidiary Guarantor; and

          (2) until the Designated Senior Debt of any Subsidiary Guarantor is paid in full in cash, any distribution made by or on behalf of such Subsidiary Guarantor to which Holders would be entitled but for this Article Fifteen shall be made to holders of the Designated Senior Debt as their interests may appear, except that all Holders may receive and retain shares of stock and any debt securities of such Subsidiary Guarantor that are subordinated to Designated Senior Debt of such Subsidiary Guarantor to at least the same extent as the Obligations of such Subsidiary Guarantor are subordinated to Designated Senior Debt of such Subsidiary Guarantor.

     Section 1503 Default on Designated Senior Debt of Subsidiary Guarantor. No Subsidiary Guarantor may make any payment pursuant to any of its Obligations or repurchase, redeem or otherwise retire or defease any Securities or other Obligations (collectively, "pay its Subsidiary Guaranty") if (i) any principal, premium or interest in respect of the Designated Senior Debt of such Subsidiary Guarantor is not paid when due (including at maturity) or (ii) any other default on Designated Senior Debt of such Subsidiary Guarantor occurs and the maturity of such Designated Senior Debt is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Designated Senior Debt has been paid in full in cash; provided, however, that any Subsidiary Guarantor may pay its Subsidiary Guaranty without regard to the foregoing if such Subsidiary Guarantor and the Trustee receive written notice approving such payment from the holders of such Designated Senior Debt (or the authorized representative therefor) of such Subsidiary Guarantor. In addition, during the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Debt pursuant to which the maturity thereof may be accelerated immediately without further notice (except any notice required to effect the acceleration) or the expiration of any applicable grace period, no Subsidiary Guarantor may make any payment pursuant to its Subsidiary Guaranty for a period (a "Payment Blockage Period") commencing upon the receipt by such Subsidiary Guarantor and the Trustee of written notice of such default from a representative under the Permitted Senior Secured Debt specifying an election to effect a Payment Blockage Period (a "Payment Blockage Notice") and ending 179 days thereafter (unless such Payment Blockage Period is earlier terminated (a) by written notice to the Trustee and such Subsidiary Guarantor from such authorized representative or the holders of such Designated Senior Debt, (b) because such default is no longer continuing or (c) because all such Designated Senior Debt has been repaid in full in cash). Unless the holders of Designated Senior Debt shall have accelerated the maturity of such Designated Senior Debt and not rescinded such acceleration, any Subsidiary Guarantor may (unless otherwise prohibited as described in Section 1502 or the first or second sentences of this paragraph) resume payments pursuant to its Subsidiary Guaranty after such Payment Blockage Period. Not more than one Payment Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults during such period.

     Section 1504 Demand for Payment. If a demand for payment is made on a Subsidiary Guarantor pursuant to Article Fourteen, such Subsidiary Guarantor may not pay its Subsidiary Guaranty, and neither the Trustee nor any Holder may retain any such payment, until ten Business Days after the holders of Designated Senior Debt (or their authorized representative) receive notice of such demand and, thereafter, may pay its Subsidiary Guaranty only if this Indenture otherwise permits payment at that time.

     Section 1505 When Distribution Must Be Paid Over. If a distribution is made to the Trustee or any Holders that because of this Article Fifteen should not have been made to them, the Trustee or such Holders who receive the distribution shall hold it in trust for holders of the Designated Senior Debt and promptly pay it over to them or their authorized representative as their interests may appear.

     Section 1506 Subrogation. After all Designated Senior Debt of a Subsidiary Guarantor is paid in full in cash and until the Securities are paid in full in cash, Holders shall be subrogated to the rights of holders of Designated Senior Debt to receive distributions applicable to Designated Senior Debt. A distribution made under this Article Fifteen to holders of such Designated Senior Debt that otherwise would have been made to Holders is not, as between the relevant Subsidiary Guarantor and Holders, a payment by such Subsidiary Guarantor on such Designated Senior Debt.

     Section 1507 Relative Rights. This Article Fifteen defines the relative rights of Holders and holders of Designated Senior Debt of a Subsidiary Guarantor. Nothing in this Indenture shall:

          (1) impair, as between a Subsidiary Guarantor and the Holders of Securities, the obligation of such Subsidiary Guarantor, which is absolute and unconditional, to pay the Obligations to the extent set forth in Article Fourteen or the relevant Subsidiary Guaranty; or

          (2) prevent the Trustee or any Holder of Securities from exercising its available remedies upon a default by such Subsidiary Guarantor under the Obligations, subject to the rights of holders of Designated Senior Debt of such Subsidiary Guarantor to receive distributions otherwise payable to Holders of Securities.

     Section 1508 Subordination May Not Be Impaired by Subsidiary Guarantor. No right of any holder of Designated Senior Debt of any Subsidiary Guarantor to enforce the subordination of the Obligation of such Subsidiary Guarantor shall be impaired by any act or failure to act by such Subsidiary Guarantor or the Issuer or by any of their failure to comply with this Indenture.

     Section 1509 Rights of Trustee and Paying Agent. Notwithstanding Section 1503, the Trustee or Paying Agent may continue to make payments in respect of any Subsidiary Guaranty and shall not, absent gross negligence or bad faith, be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Responsible Officer receives written notice satisfactory to it that payments may not be made under this Article Fifteen. The Issuer, the relevant Subsidiary Guarantor, the registrar or co-registrar, the Paying Agent, an authorized representative or a holder of Designated Senior Debt of any Subsidiary Guarantor may give the notice; provided, however, that, if any Designated Senior Debt of any Subsidiary Guarantor has an authorized representative, only such authorized representative may give the notice.

     The Trustee in its individual or any other capacity may hold Designated Senior Debt with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article Fifteen with respect to any Designated Senior Debt of any Subsidiary Guarantor that may at any time be held by it, to the same extent as any other holder of Designated Senior Debt; and nothing in Article Six shall deprive the Trustee of any of its rights as such holder. Nothing in this Article Fifteen shall apply to claims of, or payments to, the Trustee under or pursuant to
Section 607.

     Section 1510 Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Designated Senior Debt of any Subsidiary Guarantor, the distribution may be made and the notice given to the authorized representative, if any, of such Designated Senior Debt.

     Section 1511 Article Fifteen Not To Prevent Events of Default Under a Subsidiary Guaranty or Limit Right To Demand Payment. The failure to make a payment pursuant to a Subsidiary Guaranty by reason of any provision in this Article Fifteen shall not be construed as preventing the occurrence of a default under such Subsidiary Guaranty. Nothing in this Article Fifteen shall have any effect on the right of the Holders or the Trustee to make a demand for payment on any Subsidiary Guarantor pursuant to Article Fifteen or the relevant Subsidiary Guaranty.

     Section 1512 Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article Fifteen, the Trustee and the Holders shall be entitled to rely, except to the extent such reliance would constitute gross negligence or bad faith, (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 1502 are pending,
(ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (iii) upon the authorized representative, if any, for the holders of Designated Senior Debt of any Subsidiary Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Designated Senior Debt and other Debt of such Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Fifteen. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Designated Senior Debt of any Subsidiary Guarantor to participate in any payment or distribution pursuant to this Article Fifteen, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Designated Senior Debt of such Subsidiary Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article Fifteen, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 601 and 603 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article Fifteen. Notwithstanding anything to the

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

contrary contained in this Section 1512, the provisions of this Section 1512 shall not change, modify or otherwise affect the rights of the holders of Designated Senior Debt.

     Section 1513 Trustee To Effectuate Subordination. Each Holder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Designated Senior Debt of any Subsidiary Guarantor as provided in this Article Fifteen and appoints the Trustee as attorney-in-fact for any and all such purposes.

     Section 1514 Trustee Not Fiduciary for Holders of Designated Senior Debt of Subsidiary Guarantor. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Designated Senior Debt of any Subsidiary Guarantor and, absent gross negligence or bad faith, shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Issuer or any other Person, money or assets to which any holders of such Designated Senior Debt shall be entitled by virtue of this Article Fifteen or otherwise.

     Section 1515 Reliance by Holders of Designated Senior Debt on Subordination Provisions. Each Holder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Designated Senior Debt of any Subsidiary Guarantor, whether such Designated Senior Debt was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Designated Senior Debt and such holder of Designated Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Designated Senior Debt.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

GLOBIX CORPORATION


By:       /s/ Gregory Leahy
     -----------------------------
     Name:  Gregory Leahy
     Title: General Counsel and Secretary

TRUSTEE
-------


HSBC BANK USA,
  as Trustee


By:
     -----------------------------
     Name:
     Title:

SUBSIDIARY GUARANTORS
---------------------


BLUESTREAK DIGITAL, INC.


By:       /s/ Gregory Leahy
     -----------------------------
     Name:  Gregory Leahy
     Title: Vice President


GAMENET CORPORATION


By:       /s/ Gregory Leahy
     -----------------------------
     Name:  Gregory Leahy
     Title: Vice President


NAFT COMPUTER SERVICE CORPORATION


By:       /s/ Gregory Leahy
     -----------------------------
     Name:  Gregory Leahy
     Title: Vice President


NAFT INTERNATIONAL LTD.


By:       /s/ Gregory Leahy
     -----------------------------
     Name:  Gregory Leahy
     Title: Vice President

PFM COMMUNICATIONS, INC.


By:        /s/ Gregory Leahy
     -----------------------------
     Name:  Gregory Leahy
     Title: Vice President


GRE CONSULTING, INC.


By:        /s/ Gregory Leahy
     -----------------------------
     Name:  Gregory Leahy
     Title: Vice President


415 GREENWICH GC, LLC


By:
     -----------------------------
     Name:
     Title:


415 GREENWICH GC TENANT, LLC


By:
     -----------------------------
     Name:
     Title:


415 GREENWICH GC MM, LLC


By:
     -----------------------------
     Name:
     Title:


COMSTAR.NET, INC.


By:        /s/ Gregory Leahy
     -----------------------------
     Name:  Gregory Leahy
     Title: Vice President


COMSTAR TELECOM & WIRELESS, INC.


By:        /s/ Gregory Leahy
     -----------------------------
     Name:  Gregory Leahy
     Title: Vice President

                                                                       EXHIBIT A

                         FORM OF SUPPLEMENTAL INDENTURE

          SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of , among [GUARANTOR] (the "New Subsidiary Guarantor"), a subsidiary of GLOBIX CORPORATION (or its successor), a Delaware corporation (the "Company"), the Company, on behalf of itself and the Subsidiary Guarantors (the "Existing Subsidiary Guarantors") under the indenture referred to below, and HSBC Bank USA, as trustee under the indenture referred to below (the "Trustee").

                           W I T N E S S E T H :

     WHEREAS the Company and the Existing Subsidiary Guarantors have heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of April 23, 2002, providing for the initial issuance of an aggregate principal amount at maturity of up to $120,000,000 of 11% Senior Secured Notes due 2008 (the "Securities");

     WHEREAS Section 1024 of the Indenture provides that under certain circumstances the Company is required to cause the New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantor shall unconditionally guarantee all the Company's obligations under the Securities pursuant to a Subsidiary Guaranty on the terms and conditions set forth herein; and

     WHEREAS pursuant to Section 901 of the Indenture, the Trustee, the Company and the Existing Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture;

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Company, the Existing Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

          1. Agreement to Guarantee. The New Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to unconditionally guarantee the Company's obligations under the Securities and under the Indenture on the terms and subject to the conditions set forth in Article Fourteen and Fifteen of the Indenture and to be bound by all other applicable provisions of the Indenture and to execute amendments to the Security Documents, or new Security Documents, as required by Article Thirteen of the Indenture.

          2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

          3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS AND

NOT THE LAWS OF CONFLICTS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) OF THE STATE OF NEW YORK.

          4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

          5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                         [NEW SUBSIDIARY GUARANTOR],


                                         By
                                            ------------------------------------
                                              Name:
                                              Title:


                                         GLOBIX CORPORATION, on behalf of itself
                                         and the Existing Subsidiary Guarantors,


                                         By
                                            ------------------------------------
                                              Name:
                                              Title:


                                         HSBC Bank USA, as Trustee


                                         By
                                            ------------------------------------
                                              Name:
                                              Title:

                                       A-2